PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated February 13, 2018)	File No. 333-222848

$2,300,000

Common Stock

We have entered into an equity distribution agreement (the “distribution agreement”) with Noble Capital Markets, Inc. (“Noble Capital Markets”) as our sales agent, relating to the shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the distribution agreement, we may, through our sales agent, offer and sell from time to time shares of our common stock having an aggregate offering price of up to $2,300,000.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the NASDAQ Capital Market (“NASDAQ”) or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. Subject to the terms and conditions of the distribution agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction.

We also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The aggregate market value of our outstanding common shares held by non-affiliates as of January 29, 2018, is $6,956,651, based on 20,877,893 common shares outstanding as of the date of this prospectus supplement, of which 3,642,226 are held by non-affiliates, and an average bid/ask price of $1.91 on that date. Upon any sale of common shares under this prospectus supplement pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. During the 12 calendar month period that ends on and includes the date hereof, we have not sold securities pursuant to General Instruction I.B.5 of Form F-3.

We will pay the sales agent a commission of 2.75% of the gross sales price per share sold through it as our agent under the distribution agreement. In connection with the sale of our common shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.

Our common stock is listed on NASDAQ under the symbol “PXS.” On March 29, 2018 the last reported sale price of the shares of our common stock on NASDAQ was $0.98 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares of common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Noble Capital Markets

The date of this prospectus supplement is March 30, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have not, and the sales agent has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of our common stock under the distribution agreement and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. The incorporated documents are described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Except as otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “Pyxis Tankers Inc.,” “Pyxis,” “we,” “us” and “our” and similar terms refer to Pyxis Tankers Inc. and its consolidated subsidiaries unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. We will file a Form 20-F annual report with the SEC within four months following the end of our fiscal year. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

S-i

We incorporate by reference into this prospectus the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2017 (the “Annual Report”), filed with the SEC on March 23, 2018;

●	all subsequent annual reports on Form 20-F filed with the SEC prior to the termination of this offering;

●	our Reports on Form 6-K filed with the SEC on January 2, 2018 and February 28, 2018;

●	all Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

●	the description of our capital stock as described in our Registration Statement on Form 8-A filed on October 28, 2015, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.pyxistankers.com, or by writing or calling us at the following address:

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125

Greece

+30 210 638 0200

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus supplement.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus supplement or to other SEC filings incorporated by reference into this prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus supplement and the documents incorporated herein by reference that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements. All statements in this prospectus supplement and the documents incorporated herein by reference that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as our future operating or financial results, global and regional economic and political conditions, including piracy, pending vessel acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs, competition in the product tanker industry, statements about shipping market trends, including charter rates and factors affecting supply and demand, our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, our ability to enter into fixed-rate charters after our current charters expire and our ability to earn income in the spot market and our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the “Risk Factors” section of this prospectus supplement and “Item 3. Key Information – D. Risk Factors” section of our Annual Report, filed with the SEC on March 23, 2018. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	the length and number of off-hire periods and dependence on third-party managers;

●	other factors discussed under the “Risk Factors” section of this prospectus supplement; and

●	other factors discussed under “Item 3. Key Information – D. Risk Factors” in our Annual Report.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement and the documents incorporated herein by reference are qualified in their entirety by the cautionary statements contained in our Annual Report. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

Overview

We are an international maritime transportation company focused on the product tanker sector. Our fleet is comprised of six double hull product tankers, which are employed under a mix of spot and medium-term time charters. As of March 20, 2018, our fleet had an average age of 7.0 years, based on dead weight tonnage (“dwt”), compared to an industry average of approximately 10.6 years, with a total cargo carrying capacity of 216,635 dwt. We acquired these six vessels from affiliates of our founder and Chief Executive Officer, Mr. Eddie Valentis. Four of the vessels in the fleet are medium range (“MR”) tankers, three of which have eco-efficient or eco-modified designs, and two are short-range tanker sister ships. Each of the vessels in the fleet has IMO certifications and is capable of transporting refined petroleum products, such as naphtha, gasoline, jet fuel, kerosene, diesel and fuel oil, as well as other liquid bulk items, such as vegetable oils and organic chemicals.

Our principal objective is to own and operate our fleet in a manner that will enable us to benefit from short- and long-term trends that we expect in the product tanker sector to maximize our revenues. We intend to expand the fleet through selective acquisitions of modern product tankers, primarily MRs, and to employ our vessels through time charters to creditworthy customers and on the spot market. We intend to continually evaluate the markets in which we operate and, based upon our view of market conditions, adjust our mix of vessel employment by counterparty and stagger our charter expirations. In addition, we may choose to opportunistically direct asset sales when conditions are appropriate, and may pursue a sale or long-term strategy for our small tankers.

The Fleet

The following chart provides summary information concerning our fleet as of March 20, 2018:

Vessel Name	Shipyard	Vessel type	Carrying Capacity (dwt)	Year Built	Type of Charter	Charter Rate (per day) (1)	Anticipated Redelivery Date
Pyxis Epsilon	SPP / S. Korea	MR	50,295	2015	Time	$16,250	May 2018
Pyxis Theta	SPP / S. Korea	MR	51,795	2013	Time	$15,000	May 2018
Pyxis Malou	SPP / S. Korea	MR	50,667	2009	Time	$14,000	Jul. 2018
Pyxis Delta	Hyundai / S. Korea	MR	46,616	2006	Time	$14,325	May 2018
Northsea Alpha	Kejin / China	Small Tanker	8,615	2010	Spot	n/a	n/a
Northsea Beta	Kejin / China	Small Tanker	8,647	2010	Spot	n/a	n/a
			216,635

(1) This table shows gross rates and does not reflect any commissions payable.

Recent Developments

As disclosed in the Annual Report, we are required to re-domicile three of our vessel-owning subsidiaries in the Republic of Malta prior to May 1, 2018 to comply with the terms of our outstanding debt. On March 29, we received confirmation that Secondone Corp. (Northsea Alpha) and Thirdone Corp. (Northsea Beta) have been re-domiciled. We expect the re-domiciliation of Fourthone Corp. (Pyxis Malou) to become effective prior to the May 1, 2018 deadline.

Corporate Information

We maintain our principal place of business at the offices of our ship manager, Pyxis Maritime Corp., at 59 K. Karamanli, Maroussi 15125, Athens, Greece. Our telephone number at that address is +30 210 638 0200. Our registered agent in the Marshall Islands is The Trust Company of the Marshall Islands, Inc. located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our website is located at www.pyxistankers.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus supplement other than the documents that we file with the SEC and incorporate by reference into this prospectus supplement.

S-1

The Offering

Issuer	Pyxis Tankers Inc.

Securities Offered by Us	Shares of our common stock having an aggregate offering price of up to $2,300,000.

Manner of Offering	“At-the-market offering” that may be made from time to time through our sales agent, Noble Capital Markets. See “Plan of Distribution” on page S-7.

We also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell common stock to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement of pricing supplement.

The proceeds from this offering, if any, will vary depending on the number of shares that we offer and the offering price per share. We may choose to raise less than the maximum $2,300,000 in gross offering proceeds permitted by this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the sale of our common stock pursuant to this offering for general corporate purposes, which may include the repayment of existing indebtedness and working capital. Our management will have broad discretion in the application of the net proceeds. See “Risk Factors” on page S-3 and “Use of Proceeds” on page S-4.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

NASDAQ Symbol	PXS

S-2

RISK FACTORS

An investment in shares of the shares of our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the risks described in the section entitled “Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F that has been filed with the SEC and incorporated herein by reference, and any other documents that we have filed with the SEC and that are incorporated herein by reference, as well as other information in this prospectus supplement, the accompanying prospectus and in any other documents incorporated into this prospectus supplement or the accompanying prospectus by reference, before purchasing any shares of our common stock. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Each of the risks described in these sections and documents could adversely affect our business, financial condition and results of operations, and could result in a complete loss of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including the risks mentioned above. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

The actual number of shares we will issue under the distribution agreement, at any one time or in total, is uncertain and you may experience significant dilution.

Subject to certain limitations in the distribution agreement and compliance with applicable law, we have the discretion to deliver notices to the sales agent at any time throughout the term of the distribution agreement. The number of shares that are sold by the sales agent after delivering a notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the sales agent.

Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of any proceeds from this offering. We intend to use the net proceeds from the of our common stock pursuant to this offering for general corporate purposes, which may include the repayment of existing indebtedness and working capital. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

S-3

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the distribution agreement as a source of financing. We intend to use the net proceeds from the sale of the shares of our common stock pursuant to this offering for general corporate purposes, which may include the repayment of existing indebtedness and working capital. Our management will have broad discretion in the application of the net proceeds.

S-4

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2017:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the following transactions:

●	the issuance and sale of $2,300,000 of our common stock pursuant to this prospectus supplement, resulting in net proceeds of approximately $2.1 million, after sales commissions of 2.75% on gross proceeds and estimated expenses of approximately $185,000;

●	the refinancing of $26.9 million of outstanding loans with a new five year loan facility of $20.5 million and cash of $2.1 million, as well as the gain from debt extinguishment of $4.3 million attributed to the write-off of the remaining balance by the previous lender (for further information on the refinancing, see the section entitled “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Indebtedness” of our Annual Report); and

●	the scheduled principal repayments of $1.0 million in outstanding indebtedness under our remaining loan agreements since December 31, 2017.

You should read this table in conjunction with our audited financial statements, the section entitled “Item 5. Operating and Financial Review and Prospects” and the section entitled “Item 3. Key Information – D. Risk Factors” in our Annual Report, as well as the risks described in the section entitled “Risk Factors” and the section entitled “Use of Proceeds” in this prospectus supplement.

(In thousands of U.S. Dollars, except per share data)	As of December 31, 2017
	Actual	As Adjusted
Cash and cash equivalents, including restricted cash	$6,693	$5,694

Current Debt:
Bank loans(1)	7,440	4,390
Non-current debt:
Bank loans(1)	59,428	55,122
Unsecured promissory note	5,000	5,000

Total Debt	71,868	64,512

Stockholders’ Equity
Preferred stock ($0.001 par value); 50,000,000 shares authorized; none issued, actual and as adjusted	–	–
Common stock ($0.001 par value); 450,000,000 shares authorized; 20,877,893 and 23,224,832 shares issued and outstanding, actual and as adjusted based on the closing price of the common stock on March 29, 2018, respectively	21	23
Additional paid-in capital	74,766	76,816
Accumulated deficit	(26,631)	(22,325)

Total stockholders’ equity	48,156	54,514
Total capitalization	$120,024	$119,026

(1) Our vessel owning subsidiaries, as borrowers, entered into loan agreements to finance the purchase of each of the vessels in our fleet. For more information on our loan agreements, see our Annual Report incorporated by reference in this prospectus.

S-5

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on NASDAQ under the symbol “PXS.” The high and low sales prices of shares of our common stock on NASDAQ are presented for the periods listed below.

For the year ended December 31,	High	Low
2015	$4.30	$1.26
2016	$4.27	$0.55
2017	$12.22	$0.90

For the quarter ended	High	Low
March 31, 2016	$2.05	$0.55
June 30, 2016	$4.27	$1.92
September 30, 2016	$3.52	$2.07
December 31, 2016	$4.25	$1.89
March 31, 2017	$3.00	$1.92
June 30, 2017	$2.33	$0.90
September 30, 2017	$2.06	$1.53
December 31, 2017	$12.22	$1.50
March 31, 2018	$3.88	$0.95

For the months	High	Low
August 2017	$1.95	$1.53
September 2017	$2.06	$1.82
October 2017	$2.03	$1.50
November 2017	$5.25	$1.55
December 2017	$12.22	$1.92
January 2018	$3.88	$1.62
February 2018	$1.77	$1.17
March 2018	$1.55	$0.95

On February 23, 2016, we received a deficiency notice from The NASDAQ Stock Market, Inc. stating that, for a period of 30 consecutive trading days, our shares of common stock closed below the minimum price of $1.00 per share as required for continued listing on NASDAQ. In accordance with the notice, we had until August 22, 2016, or 180 calendar days from the date of the notice, to regain compliance with NASDAQ’s continued listing minimum closing bid price requirements (Marketplace Rule 5550(a)(2)). We received a written notification from the exchange on March 11, 2016 stating that the closing bid price of our shares had been $1.00 per share or higher for 10 consecutive trading days, from February 26 to March 10, 2016, and, accordingly, we were again in compliance with the exchange’s minimum closing bid price rule.

On June 1, 2017, our shares of common stock closed at the price of $0.99 per share. The closing price of our shares remained above $1.00 per share from that date until March 28, 2018 and March 29, 2018, when shares of our common stock closed at prices of $0.96 per share and $0.98 per share, respectively. See “Item 3. Key Information – D. Risk Factors – If our common stock does not meet the NASDAQ’s minimum share price requirement, and if we cannot cure such deficiency within the prescribed timeframe, our common stock could be delisted” in the Annual Report.

S-6

PLAN OF DISTRIBUTION

We have entered into a distribution agreement with Noble Capital Markets, as our sales agent, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $2,300,000 from time to time. The sales, if any, of the shares of our common stock made under the distribution agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through NASDAQ or another market for the shares of our common stock, sales made to or through a market maker other than on an exchange or otherwise, or as otherwise agreed with the sales agent. The sales agent also may sell the common stock in negotiated transactions subject to our prior approval.

We will designate the maximum amount of shares of our common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the distribution agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares of our common stock that we may sell hereby or if any shares will be sold.

We will pay the sales agent a commission 2.75% of the gross sales price per share sold through it as our agent under the distribution agreement. We have agreed to pay or reimburse certain of the sales agent’s expenses, including legal costs of up to $50,000.

The sales agent will provide to us written confirmation immediately following the trading day in which shares are sold under the distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent. We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agent under the distribution agreement, the net proceeds to us and the aggregate compensation of the sales agents in connection with the sales of the shares.

Settlement for sales of the shares of our common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the distribution agreement, we also may sell shares of our common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent, as principal, we will enter into a separate terms agreement with the sales agent, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The offering of the shares of our common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale of all shares subject to the distribution agreement or (2) the termination of the distribution agreement by us or by the sales agent.

S-7

In connection with the sale of the shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agent under the distribution agreement, will be approximately $185,000.

The sales agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and its affiliates may in the future provide a variety of these services to us and to persons and entities with relationships with us, for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the sales agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

S-8

LEGAL MATTERS

Jones Day, New York, New York, will pass upon certain legal matters for us with respect to the offering of our common stock. The validity of the shares of common stock offered hereby and other matters relating to Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York. Morgan, Lewis & Bockius LLP, New York, New York, represented the sales agent in this offering.

EXPERTS

The consolidated financial statements of Pyxis Tankers Inc. appearing in Pyxis Tankers Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2017 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is 8B Chimarras street, 151 25 Maroussi, Greece.

The section in the Annual Report titled “Item 4. Information on the Company – B. Business Overview – The International Product Tanker Shipping Industry” has been prepared by Drewry Shipping Consultants Ltd., our industry expert, who has confirmed to us that such section accurately describes the international tanker market. The address of Drewry Shipping Consultants Ltd. is 15-17 Christopher Street, London EC2A 2BS, United Kingdom.

S-9

EXPENSES

The following table sets forth costs and expenses, excluding commissions payable to the sales agent under the distribution agreement, we expect to incur in connection with the issuance and distribution of the shares of our common stock covered by this prospectus supplement. All amounts are estimated except the Financial Industry and Regulatory Authority, Inc. (“FINRA”) registration fee.

FINRA filing fees	16,842
Legal fees and expenses	130,000
Accounting fees and expenses	32,000
Transfer agent fees	3,750
Miscellaneous	2,408
Total	$185,000

S-10

PROSPECTUS

PYXIS TANKERS INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

5,233,222 Shares of Common Stock Offered by the Selling Stockholders

Through this prospectus, we may periodically offer:

(1)	our common stock,

(2)	our preferred stock,

(3)	our debt securities,

(4)	our warrants,

(5)	our purchase contracts,

(6)	our rights, and

(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $100,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The selling stockholders named in this prospectus may offer and sell, from time to time, up to 5,233,222 shares of our common stock, par value $0.001 per share. The selling stockholders may offer our common stock directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If our common stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts, commissions or agents’ commissions. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we or the selling stockholders may offer. We will provide the specific terms of the securities offered by us, and may provide additional information about the securities offered by the selling stockholders, in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with offerings by us or the selling stockholders. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities, other than by the selling stockholders, unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PXS.” On February 12, 2018, the last reported sale price of our common stock on NASDAQ was $1.18 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates as of February 12, 2018 was $4,291,927, based on 20,877,893 shares of common stock outstanding, of which 3,637,226 are held by non-affiliates, and a closing price on NASDAQ of $1.18 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.

We are an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), and, as such, we may elect to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus, as well as documents which are incorporated by reference herein and therein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time common stock, preferred stock, debt securities, warrants, purchase contracts and units, each as described in this prospectus, in any combination, in one or more offerings up to an aggregate dollar amount of $100,000,000. In addition, the selling stockholders referred to in this prospectus may sell in one or more offerings up to 5,233,222 shares of our common stock from time to time as described in this prospectus. This prospectus generally describes us and the securities we and the selling stockholders may offer. Each time we or the selling stockholders offer securities with this prospectus, we will or may, as applicable, provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add to, update or change information in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not cover the issuance of any shares of our common stock by us to the selling stockholders, and we will not receive any of the proceeds from any sale of our common stock by the selling stockholders. Except for any underwriting discounts, selling commissions, transfer taxes, fees and any expenses incurred in connection with any underwritten offering of the selling stockholders’ shares, all of which are to be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of our common stock owned by the selling stockholders covered by this prospectus.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all of the information in the registration statement. Forms of the indentures are filed as exhibits to this the registration statement. Other documents establishing the terms of the offered securities will be filed by way of a post-effective amendment or by incorporation by reference to documents filed with the SEC. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described in the section of this prospectus entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell our securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement or free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or free writing prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained or incorporated by reference in this prospectus.

Unless otherwise indicated, references in this prospectus to “Pyxis Tankers Inc.,” “Pyxis,” “we,” “us” and “our” and similar terms refer to Pyxis Tankers Inc. and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the securities described herein, shall mean specifically Pyxis Tankers Inc. Unless otherwise indicated, the term “selling stockholders” as used in this prospectus means the selling stockholders referred to in this prospectus and its donees, pledgees, transferees and other successors-in-interest.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

ii

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements. All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as our future operating or financial results, global and regional economic and political conditions, including piracy, pending vessel acquisitions, and our ability to consummate such acquisitions, our business strategy and expected capital spending or operating expenses, including drydocking and insurance costs, competition in the tanker industry, statements about shipping market trends, including charter rates and factors affecting supply and demand, our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, our ability to enter into fixed-rate charters after our current charters expire and our ability to earn income in the spot market and our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives. Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the “Risk Factors” section of this prospectus. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements.

Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	the length and number of off-hire periods and dependence on third-party managers; and

●	other factors discussed under the “Risk Factors” section of this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere is this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents By Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” and our financial statements and notes thereto in our Current Report on Form 6-K, filed with the SEC on December 19, 2017, which are incorporated by reference herein, before making an investment decision.

The Company

We are an international maritime transportation company focused on the product tanker sector. Our fleet is comprised of six double hull product tankers, which are employed under a mix of spot and medium-term time charters. As of January 31, 2018, our fleet had an average age of 6.9 years, based on dead weight tonnage (“dwt”), with a total cargo carrying capacity of 216,635 dwt. We acquired these six vessels from affiliates of our founder and Chief Executive Officer, Mr. Valentios Valentis. Four of the vessels in the fleet are medium-range tankers (“MRs”), three of which have eco-efficient or eco-modified designs, and two are short-range tanker sister ships. Each of the vessels in the fleet has International Maritime Organization certifications and is capable of transporting refined petroleum products, such as naphtha, gasoline, jet fuel, kerosene, diesel and fuel oil, as well as other liquid bulk items, such as vegetable oils and organic chemicals.

Our principal objective is to own and operate our fleet in a manner that will enable us to benefit from short- and long-term trends that we expect in the product tanker sector to maximize our revenues. We intend to expand the fleet through selective acquisitions of modern product tankers, primarily MRs, and to employ our vessels through time charters to creditworthy customers and on the spot market. We intend to continually evaluate the markets in which we operate and, based upon our view of market conditions, adjust our mix of vessel employment by counterparty and stagger our charter expirations. In addition, we may choose to opportunistically direct asset sales when conditions are appropriate, and may pursue a sale or other long-term strategies for our small tankers.

We are incorporated under the laws of the Republic of the Marshall Islands as Pyxis Tankers Inc. Our principal executive offices are located at 59 K. Karamanli Street, Maroussi, Greece, 15125 and our phone number is +30 210 638 0200. Our website address is www.pyxistankers.com. The information contained on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

●	we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	we are exempt from compliance with any requirement that the Public Company Accounting Oversight Board (the “PCAOB”) may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

●	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements;

●	we are granted the ability to present more limited financial data in this registration statement, of which this prospectus is a part; and

●	we may elect not to use an extended transition period for complying with new or revised accounting standards.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company by 2020 or if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt securities over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected not to opt-out of such extended transition period, which means that when a new or revised accounting standard is issued, and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard.

1

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, our common stock, preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $100,000,000. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below and associated with an investment in the securities. In addition, the selling stockholders may sell in one or more offerings pursuant to this registration statement up to 5,233,222 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

2

RISK FACTORS

Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus. When evaluating an investment in any of our securities, you should carefully consider the following risk factors together with all other information included in this prospectus and information included in any applicable prospectus supplement.

If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, the trading price of our securities could decline, we might be unable to pay dividends on shares of our equity securities or interest or principal on our debt securities and you could lose all or part of your investment. In addition to the following risk factors, please read the section entitled “Tax Considerations” in this prospectus for a more complete discussion of expected material U.S. federal income and non-U.S. tax consequences of owning and disposing of our securities.

Risks Related to Our Industry

Operating ocean-going vessels is inherently risky.

The operation of ocean-going vessels in international trade is affected by a number of risks. Our vessels and their cargoes will be at risk of being damaged or lost because of events, including bad weather, grounding, fire, explosions, mechanical failure, personal injury, vessel and cargo property loss or damage, hostilities, labor strikes, adverse weather conditions, stowaways, placement on our vessels of illegal drugs and other contraband by smugglers, war, terrorism, piracy, human error, environmental accidents generally, collisions and other catastrophic natural and marine disasters. An accident involving any of our vessels could result in death or injury to persons, loss of property or environmental damage, delays in the delivery of cargo, damage to our customer relationships, loss of revenues from or termination of charter contracts, governmental fines, penalties or restrictions on conducting business or higher insurance rates.

In addition, the operation of tankers, and product tankers in particular, has unique operational risks associated with the transportation of refined petroleum products and chemicals. A spill of refined petroleum products or chemicals may cause significant environmental damage, and a catastrophic spill could exceed the insurance coverage available. We could also become subject to personal injury or property damage claims relating to the release of, or exposure to, hazardous materials associated with our operations. Violations of, or liabilities under, environmental requirements also can result in substantial penalties, fines and other sanctions, including in certain instances, seizure or detention of our vessels. Compared to other types of vessels, product tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision or other cause due to the high flammability and high volume of the products transported in tankers. In addition, if our vessels are found with contraband, we may face governmental or other regulatory claims. Any of these circumstances or events could negatively impact our business, results of operations and financial condition.

If our vessels suffer damage, they may need to be repaired at a shipyard. The costs of repairs are unpredictable and may be substantial. We may have to pay repairs that our insurance does not cover in full. In addition, we may be unable to find space at a suitable shipyard or our vessels may be forced to travel to a shipyard that is not conveniently located to our vessels’ positions. The loss of revenues and continuation of certain operating expenses while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, may adversely affect our business and financial conditions. In addition, the total loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.

We operate our vessels worldwide and as a result, our vessels are exposed to international risks that may reduce revenue or increase expenses.

The international shipping industry is an inherently risky business involving global operations. In addition to the circumstances and events summarized above, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These sorts of events could interfere with shipping routes and result in market disruptions that may reduce our revenue or increase our expenses. International shipping is also subject to various security and customs inspection and related procedures in countries of origin and destination and transshipment points. Inspection procedures can result in the seizure of cargo and/or our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us. It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, results of operations and financial condition.

3

Charter hire rates for product tankers are cyclical and volatile.

The product tanker market is cyclical and volatile in charter hire rates. The degree of charter hire rate volatility among different types of product tankers has varied widely, and, as a result, our ability to charter, or to re-charter our vessels upon the expiration or termination of our current charters, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the product tanker market at that time and changes in the supply and demand for vessel capacity. After reaching historic highs in mid-2008, charter hire rates for product tankers declined significantly before increasing in 2015 and then declining again in 2016. Since then, charter hire rates have remained volatile. If charter hire rates remain depressed or fall further in the future when our charters expire, we may be unable to re-charter our vessels at rates as favorable to us, with the result that our earnings and available cash flow will continue to be adversely affected. In addition, a decline in charter hire rates will likely cause the value of our vessels to decline.

Charter hire rates depend on the demand for, and supply of, product tanker vessels. The factors that influence the demand for product tanker vessel capacity are unpredictable and outside of our control, and include, among others:

●	demand and supply for refined petroleum products and other liquid bulk products such as vegetable and edible oils;

●	competition from alternative sources of energy and a shift in consumer demand towards other energy resources such as wind, solar or water energy;

●	regional availability of refining capacity;

●	the globalization of manufacturing;

●	global and regional economic and political conditions and developments in international trade;

●	increases in the production of oil in areas linked by pipelines to consuming areas, the extension of existing, or the development of new, pipeline systems in markets we may serve, or the conversion of existing non-oil pipelines to oil pipelines in those areas;

●	changes in seaborne and other transportation patterns, including changes in the distances over which refined petroleum and chemical cargoes are transported;

●	competition from other shipping companies and other modes of transportation that compete with product tankers;

●	environmental and other regulatory developments;

●	international sanctions, embargoes, import and export restrictions, nationalizations and wars;

●	currency exchange rates; and

●	weather and natural disasters.

The factors that influence the supply of product tanker vessel capacity are also outside of our control and unpredictable and include, among others:

●	the number of product tanker newbuilding deliveries;

●	the scrapping rate of older product tankers;

●	the price of steel and vessel equipment;

●	the cost of newbuildings and the cost of retrofitting or modifying secondhand product tankers as a result of charterer requirements;

●	availability and cost of capital;

●	cost and supply of labor;

●	technological advances in product tanker design and capacity;

●	conversion of product tankers to other uses and the conversion of other vessels to product tankers;

●	product tanker freight rates, which are themselves affected by factors that may affect the rate of newbuilding, scrapping and laying-up of product tankers;

●	port and canal congestion;

●	exchange rate fluctuations;

●	changes in environmental and other regulations that may limit the useful lives of product tankers; and

●	the number of product tankers that are out of service.

These factors influencing the supply of and demand for product tanker capacity and charter rates are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions. A global economic downturn may reduce demand for transportation of refined petroleum products and chemicals. We cannot assure you that we will be able to successfully charter our product tankers in the future at all or at rates sufficient to allow us to meet our contractual obligations, including repayment of our indebtedness, or to pay dividends to our stockholders.

Product tanker rates fluctuate based on seasonal variations in demand.

Product tanker markets are typically stronger in the winter months as a result of increased refined petroleum products consumption in the northern hemisphere and weaker in the summer months as a result of lower consumption in the northern hemisphere and refinery maintenance that is typically conducted in the summer months. Unpredictable weather patterns during the winter months in the northern hemisphere tend to disrupt vessel routing and scheduling. The price volatility of products resulting from these factors has historically led to increased product trading activities in the winter months. As a result, revenues generated by vessels are typically weaker during the quarters ended June 30 and September 30, and stronger in the quarters ended March 31 and December 31. If increased revenues generated in the fall/winter months are not sufficient to offset any decreases in revenue in the spring/summer months, it may have an adverse effect on our business results, results of operations and financial condition.

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An over-supply of product tanker capacity may lead to reductions in charter rates, vessel values and profitability.

The market supply of product tankers is affected by a number of factors such as the demand for energy resources, oil, petroleum and chemical products, as well as overall global economic growth. There has been a global trend towards energy efficient technologies and alternative sources of energy. In the long-term, demand for oil may be reduced by increased availability of such energy sources and machines that run on them. In addition, reduced global supply of oil due to coordinated action, such as the production cuts recently agreed by the Organization of Petroleum Exporting Countries (“OPEC”) and other oil producing nations, may lead to an over-supply of product tanker capacity due to lower demand for the transportation of refined petroleum products.

Furthermore, if the capacity of new ships delivered exceeds the capacity of product tankers being scrapped and lost, product tanker capacity will increase. If the supply of product tanker capacity increases and if the demand for product tanker capacity does not increase correspondingly, charter rates and vessel values could materially decline.

A reduction in charter rates and the value of our vessels for any of these reasons may have a material adverse effect on our business, results of operations and financial condition.

Acts of piracy on ocean-going vessels could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in many regions of the world. Although the frequency of piracy on ocean-going vessels has decreased since 2014, piracy incidents continue to occur, such as in the Gulf of Aden off the coast of Somalia and the Gulf of Guinea. Tanker vessels are particularly vulnerable to attacks by pirates. If regions in which our vessels are deployed are characterized as “war risk’’ zones or “war and strikes” listed areas by insurers, or other parties such as the Joint War Committee of Lloyds Insurance and IUA Company, premiums payable for coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including employing onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents. In addition, any detention hijacking as a result of an act of piracy against our vessels could increase the cost or affect the availability of insurance for our vessels. These risks could have a material adverse impact on our business, results of operations and financial condition.

Our substantial operations outside the United States expose us to political, governmental and economic instability.

Our operations are primarily conducted outside the United States and may be adversely affected by changing or adverse political, governmental and economic conditions in the countries where our vessels are flagged or registered, and in the regions where we operate. In particular, we may derive some portion of our revenues from our vessels transporting refined petroleum products from politically unstable regions.

Terrorist attacks, such as the attacks that occurred against targets in the United States on September 11, 2001, Mumbai on November 26, 2008, Paris on November 13, 2015, Nice on July 14, 2016, and continuing hostilities in Iraq, Syria, Afghanistan and elsewhere in the Middle East and the world may lead to additional armed conflicts or to further acts of terrorism and civil disturbance causing instability. Our operations may also be adversely affected by expropriation of vessels, taxes, regulation, tariffs, trade embargoes, economic sanctions, or a disruption of, or limit to, trading activities or other adverse events or circumstances in or affecting the countries and regions where we operate or where we may operate in the future.

Our operations are also potentially vulnerable to economic instability inherent in political and government risk. In particular, the shipping industry, like many others, is dependent on the continued growth of emerging markets. For example, the Chinese government’s reputation and economic reforms continue to develop. Many of the reforms by the Chinese government are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. Due to these and other risks, there can be no assurance that China’s economy will continue to exhibit high growth.

In addition, fluctuations in exchange rates may affect charter rates and may adversely affect the profitability in U.S. dollars of the services we provide in foreign markets where payment is made in other currencies. All of our consolidated revenue is received in U.S. dollars. The amount and frequency of expenses paid in currency other than the U.S. dollar (such as vessel repairs, supplies and stores) may fluctuate from period to period. Depreciation in the value of the U.S. dollar relative to other currencies increases the U.S. dollar cost to us. The portion of our business conducted in other currencies could increase in the future, which could expand our exposure to losses arising from currency fluctuations, including the continued devaluation of the Yuan by the People’s Bank of China that commenced in August 2015. Even if we implement hedging strategies to mitigate this risk, these strategies might not eliminate our exposure to foreign exchange rate fluctuations and would involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the hedging activities and potential accounting implications.

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Political instability in Greece may have an adverse impact on our and Pyxis Maritime Corp.’s (“Maritime”) operations in that country. We are headquartered in Greece, which continues to be in the midst of an economic crisis that includes, among other things, a high budget deficit compared to previous years. The Greek government is adopting reforms, and it is not clear how this new legislation will be implemented in practice. On August 19, 2015, the European Commission signed a Memorandum of Understanding (the “MoU”) with Greece following approval by the European Stability Mechanism Board of Governors for further stability support accompanied by a third economic adjustment program. Within the scope of the MoU, the Greek government has committed to phasing out special tax treatments of the shipping industry. Over recent years, Greece has subjected foreign flag vessels (jointly with their owners and their Greece-based ship managers) to tonnage tax equal to that payable for equivalent Greek flag vessels on condition of providing a tax credit for the equivalent taxes actually incurred in respect of the same vessels towards their flag states. Greece has also enacted legislation increasing the levels of tonnage tax by 4% until 2020 in conformity with the MoU. In addition, Greek tax-related shipping legislation is currently under scrutiny by the EU Competition Commission, and the European Commission has the ability to amend the existing shipping tax-related legislation in Greece by early 2019. A Supplemental Memorandum of Understanding forming part of the third economic adjustment program has also been agreed, which provides for a review in 2018 of Greece’s preferential tax treatments for the shipping industry. As part of its reforms, the government in Greece may impose additional taxes on ship management companies located in Greece, as well as on shipowners with vessels under the management of such Greece-based managers, including on shipping income which currently benefits from a dividend tax exemption.

Any of these factors may interfere with the operation of our vessels, increase the cost and risk that insurance will be unavailable, insufficient or more expensive for our vessels and increase our costs, which could harm our business, results of operations and financial condition.

The current global economic condition and financial environment may negatively affect our business.

In recent years, businesses in the global economy have faced slower growth, recessions, limited or no credit or credit on less favorable terms than previously obtained, lower demand for goods and services, reduced liquidity and declining capital markets. These factors have had, and in part continue to have, a negative effect on the demand for refined petroleum products including fuel oil or bunkers, which, along with diminished trade credit available for the delivery of such cargoes have led to decreased demand for product tankers, creating downward pressure on charter rates and reduced product tanker values. In particular, a significant number of the port calls we expect our vessels to make will likely involve the loading or discharging of cargo in ports in Organization of Economic Cooperation and Development countries and the Asia Pacific region. China’s economy has shown signs of slowing its growth rate. We cannot assure you that the Chinese, Indian or Japanese economies, which generate a substantial amount of demand for shipping companies, will not experience a significant contraction or otherwise negatively change in the future, especially due to the recent effects from the turmoil in the Chinese capital markets. Moreover, a significant or protracted slowdown in the economies of the United States, the European Union (“EU”) or various Asian countries may adversely affect economic growth in China and elsewhere. In addition, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations and the overall stability of the Euro. An extended period of adverse development in the outlook for European countries could reduce the overall demand for our services.

These issues, along with the re-pricing of credit risk and the difficulties currently experienced by financial institutions, especially those lending in the shipping industry, have made, and will likely continue to make, it difficult to obtain financing. As a result of the disruptions in the credit markets and higher capital requirements, many lenders have enacted tighter lending standards, required more restrictive terms (including higher collateral ratios for advances, shorter maturities and smaller loan amounts), increased margins or lending rates or have refused to refinance existing debt at all. Moreover, certain banks that have historically been significant lenders to the shipping industry have reduced or ceased lending activities in the shipping industry. Further tightening of capital requirements and the resulting policies adopted by lenders, could further reduce lending activities.

Global economic conditions remain fragile with uncertainty surrounding full recovery and long-term prospects. If the current global economic and financial environment persists or worsens, we may be negatively affected in the following ways, among others:

●	we may not be able to employ our vessels at charter rates as favorable to us as historical rates or operate our vessels profitably;

●	the market value of our vessels could decrease, which may cause us to, among other things, recognize losses if any of our vessels are sold or if their values are impaired, violate covenants in our current loan agreements and future financing agreements and be unable to incur debt at all or on terms that are acceptable to us; and

●	we may experience difficulties obtaining financing commitments or be unable to fully draw under loans we arrange in the future if the lenders are unwilling to extend financing to us or unable to meet their funding obligations due to their own liquidity, capital or solvency issues. We cannot be certain that financing will be available on acceptable terms or at all. If financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our future obligations as they come due. In the absence of available financing, we also may be unable to take advantage of business opportunities or respond to competitive pressures.

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In addition, as a result of the ongoing economic slump in Greece and the related austerity measures implemented by the Greek government, our and Maritime’s operations in Greece will likely be subjected to new regulations that will require us to incur new or additional compliance or other administrative costs and may require us to pay to the Greek government new taxes or other fees as described above. In particular, a recently enacted social security reform is likely to require us and Maritime to incur additional social security costs regarding our and Maritime’s Greek based personnel. Furthermore, the continuing debt crisis in Greece and a possible default in the future may undermine Greece’s political and economic stability and may lead it to exit the Eurozone, which may adversely affect our and Maritime’s operations located in Greece. Even though the Greek government has enacted measures to ease the flow of foreign funds transferred to Greece, we also face the risk that continued capital controls on banking deposits with Greek financial institutions and future strikes, work stoppages and civil unrest within Greece may disrupt our shore-side operations and those of Maritime’s employees located in Greece.

The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Changes in fuel, or bunkers, prices may adversely affect profits.

Fuel, or bunkers, is a significant expense in shipping operations for our vessels employed on the spot market and can have a significant impact on earnings. With respect to our vessels employed on time charter, the charterer is generally responsible for the cost and supply of fuel, but such cost may affect the charter rates we are able to negotiate for our vessels. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail. Changes in the price of fuel may adversely affect our profitability.

If our vessels call on ports located in countries that are subject to restrictions imposed by the U.S. government, our reputation and the market for our securities could be adversely affected.

Although no vessels owned or operated by us have called on ports located in countries subject to sanctions and embargoes imposed by the U.S. government and other authorities or countries identified by the U.S. government or other authorities as state sponsors of terrorism, such as Iran, Sudan, and Syria, in the future, our vessels may call on ports in these countries from time to time on charterers’ instructions in violation of contractual provisions that prohibit them from doing so. Sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the United States enacted the Comprehensive Iran Sanctions Accountability and Divestment Act (“CISADA”), which expanded the scope of the Iran Sanctions Act. Among other things, CISADA expands the application of the prohibitions on companies, such as us, and introduces limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products.

In 2012, President Barack Obama signed Executive Order 13608, which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contact with the United States, including conducting business in U.S. dollars. Also in 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012 (the “Iran Threat Reduction Act”), which created new sanctions and strengthened existing sanctions. Among other things, the Iran Threat Reduction Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran’s petroleum or petrochemical sector. The Iran Threat Reduction Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, financial transactions subject to U.S. jurisdiction, and U.S. ports for that person’s vessels for up to two years.

On November 24, 2013, the P5+1 (the United States, United Kingdom, Germany, France, Russia and China) entered into an interim agreement with Iran entitled the Joint Plan of Action (“JPOA”). Under the JPOA, it was agreed that, in exchange for Iran taking certain voluntary measures to ensure that its nuclear program is used only for peaceful purposes, the United States and the EU would voluntarily suspend certain sanctions for a period of six months.

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On January 20, 2014, the United States and the EU indicated that they would begin implementing the temporary relief measures provided for under the JPOA. These measures include, among other things, the suspension of certain sanctions on the Iranian petrochemicals, precious metals, and automotive industries, initially for the six-month period beginning January 20, 2014 and ending July 20, 2014. The JPOA has since been extended on multiple occasions.

On July 14, 2015, the P5+1 and the EU announced that they reached a landmark agreement with Iran titled the Joint Comprehensive Plan of Action Regarding the Islamic Republic of Iran’s Nuclear Program (the “JCPOA”), which is intended to significantly restrict Iran’s ability to develop and produce nuclear weapons for 10 years while simultaneously easing sanctions directed toward non-U.S. persons for conduct involving Iran, but taking place outside of U.S. jurisdiction and not involving U.S. persons. On January 16, 2016, the United States joined the EU and the United Nations in lifting a significant number of their nuclear-related sanctions on Iran following an announcement by the International Atomic Energy Agency (“IAEA”) that Iran had satisfied its respective obligations under the JCPOA.

U.S. sanctions prohibiting certain conduct that is now permitted under the JCPOA have not actually been repealed or permanently terminated at this time. Rather, the U.S. government has implemented changes to the sanctions regime by: (1) issuing waivers of certain statutory sanctions provisions; (2) committing to refrain from exercising certain discretionary sanctions authorities; (3) removing certain individuals and entities from the Office of Foreign Assets Control’s sanctions lists; and (4) revoking certain Executive Orders and specified sections of Executive Orders. These sanctions will not be permanently “lifted” until the earlier of  “Transition Day,” set to occur on October 20, 2023, or upon a report from the IAEA stating that all nuclear material in Iran is being used for peaceful activities.

We do not do business in sanctions-targeted jurisdictions. We have not entered into agreements or other arrangements with the governments or any governmental entities of sanctioned countries, and we do not have any direct business dealings with officials or representatives of any sanctioned governments or entities. However, it is nevertheless possible that third-party charterers of our vessels, or their sub-charterers, may arrange for vessels in our fleet to call on ports located in one or more sanctioned countries. To avoid this, and maintain our compliance with applicable sanctions and embargo laws and regulations, we have various policies and controls in place, such as, among others, the monitoring and review of the movement of our vessels, as well as the cargo being transported by our vessels, on a continuing basis, and provisions in our charter contracts that restrict our vessels from visiting countries targeted by sanctions or embargo laws.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as engaging in operations under an otherwise lawful contract or transaction with a third party which separately and subsequently becomes involved in sanctionable conduct.

Our vessels could be arrested by maritime claimants, which could result in a significant loss of earnings and cash flow if we are not able to post the required security to lift the arrest.

Generally under the terms of the time charters for our vessels, a vessel would be placed off-hire (that is, the charterer could cease to pay charter hire) for any period during which it is “arrested” for a reason not arising from the fault of the charterer. Under maritime law in many jurisdictions, and under the International Convention on Arrest of Ships, 1999, crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel and shippers and consignees of cargo and others entitled to a maritime lien against the vessel may enforce their lien by “arresting” a vessel through court processes. In addition, claims may be brought by parties in hostile jurisdictions or on fictitious grounds or for claims against previous owners, if any, or in respect of previous cargoes. Any such claims could lead to the arrest of the vessel, against which the ship owner would have to post security to have the arrest lifted and to defend against such claims.

In addition, in those countries adopting the International Convention on Arrest of Ships, 1999, and in certain other jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s maritime lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. While in some of the jurisdictions which have adopted this doctrine, liability for damages is limited in scope and would only extend to a company and its vessel-owning subsidiaries, there can be no assurance that liability for damages caused by a vessel managed by International Tanker Management (“ITM”) (but otherwise with no affiliation to us at all), would not be asserted against us or one or more of our vessels. The arrest of one or more vessels in our fleet could result in a material loss of cash flow for us and/or require us to pay substantial sums to have the arrest lifted.

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Governments could requisition our vessels during a period of war or emergency.

A government could take actions for requisition of title, hire or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes its owner. Also, a government could requisition our vessels for hire, which occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels could negatively impact our business, results of operations and financial condition.

We are subject to increasingly complex laws and regulations, including environmental and safety laws and regulations, which expose us to liability and significant additional expenditures, and can adversely affect our insurance coverage and access to certain ports as well as our business, results of operations and financial condition.

Our operations are affected by extensive and changing international, national and local laws, regulations, treaties, conventions and standards in force in international waters, the jurisdictional waters of the countries in which our vessels operate, as well as the countries of our vessels’ registration.

These laws and regulations include, but are not limited to, the U.S. Oil Pollution Act of 1990 (the “OPA”), requirements of the U.S Coast Guard (“USCG”) and the U.S. Environmental Protection Agency (the “EPA”), the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (the “CERCLA”), the U.S. Clean Air Act of 1970 (as amended from time to time and referred to herein as the “CAA”), the U.S. Clean Water Act of 1972 (as amended from time to time and referred to herein as the “CWA”), the IMO, the International Convention on Civil Liability for Oil Pollution Damage of 1969 (as amended from time to time and referred to herein as the “CLC”), the IMO International Convention on Civil Liability for Bunker Oil Pollution Damages (the “Bunker Convention”), the IMO International Convention for the Prevention of Pollution from Ships of 1973 (as amended from time to time and referred to herein as “MARPOL”), including designation of Emission Control Areas (“ECAs”) thereunder, the IMO International Convention for the Safety of Life at Sea of 1974 (as amended from time to time and referred to herein as the “SOLAS Convention”) and the International Management Code for the Safe Operation of Ships and Pollution Prevention (the “ISM Code”) promulgated thereby, the International Convention for the Control and Management of Ships’ Ballast Water and Sediments (the “BWM Convention”), the IMO International Convention on Load Lines of 1966 (as from time to time amended), the U.S. Maritime Transportation Security Act of 2002 (the “MTSA”), the International Labour Organization (“ILO”), the Maritime Labour Convention and EU regulations.

Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under the OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could also result in significant liability, including fines, penalties, criminal liability and remediation costs for natural resource damages under other international and U.S. federal, state and local laws, as well as third-party damages, and could harm our reputation with current or potential charterers of our tankers. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although we have arranged insurance to cover certain environmental risks, there can be no assurance that such insurance will be sufficient to cover all such risks.

The safe operation of our vessels is affected by the requirements of the ISM Code, promulgated by the IMO under the SOLAS Convention. The ISM Code requires ship owners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of safety and environmental protection policies setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. If we fail to comply with the ISM Code, we may be subject to increased liability, invalidation of our existing insurance, or reduction in available insurance coverage for our affected vessels. Such noncompliance may also result in a denial of access to, or detention in, certain ports.

Compliance with such laws and regulations, where applicable, may require installation of costly equipment, vessel modifications, operational changes or restrictions, a reduction in cargo-capacity and may affect the resale value or useful lives of our vessels as well as result in the denial of access to, or detention in, certain jurisdictional waters or ports. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions including greenhouse gases, the management of ballast and bilge waters, maintenance and inspection, elimination of tin-based paint, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. Government regulation of the shipping industry, particularly as it may relate to safety, ship recycling requirements, greenhouse gas emissions and climate change, and other environmental matters, can be expected to become stricter in the future, and may require us to incur significant capital expenditures on our vessels to keep them in compliance, may require us to scrap or sell certain vessels altogether, may reduce the residual value we receive if a vessel is scrapped, and may generally increase our compliance costs. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of operations. All of the above, both individually and cumulatively, could have a material adverse effect on our business, results of operations and financial condition.

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Recent action by the IMO’s Maritime Safety Committee and U.S. agencies indicate that cyber-security regulations for the maritime industry are likely to be further developed in the near future in an attempt to combat cyber-security threats. This might cause companies to cultivate additional procedures for monitoring cyber-security, which could require additional expenses and/or capital expenditures. However, the impact of such regulations is hard to predict at this time.

The failure to maintain class certifications of authorized classification societies on one or more of our vessels would affect our ability to employ such vessels.

The hull and machinery of every commercial vessel must be certified as meeting its class requirements by a classification society authorized by the vessel’s country of registry. The classification society certifies that the vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the SOLAS Convention. The operating vessels in our fleet are classed by the major classification societies, Nippon Kaiji Kyokai (“NKK”) and Det Norske Veritas (“DNV GL”). ITM and the vessels in our fleet have also been awarded certifications from major classification societies under the ISM Code. In order for a vessel to maintain its classification, the vessel must undergo annual surveys, intermediate surveys and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle under which the machinery would be surveyed from time to time over a five year period. All of the vessels in our fleet on time charters or operating on the spot market are on special survey cycles for both hull and machinery inspection. Every vessel may also be required to be dry-docked every two to three years for inspection of the underwater parts of the vessel. If a vessel fails any survey or otherwise fails to maintain its class, the vessel will be unable to trade and will be unemployable, and may subject us to claims from the charterer if it has chartered the vessel, which would negatively impact our revenues as well as our reputation.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar worldwide anti-bribery laws.

The FCPA and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these laws. In certain circumstances, third parties may request our employees and agents to make payments that may not comply with the FCPA and other anti-bribery laws. Despite such compliance program, we cannot assure you that our internal control policies and procedures always will protect us from reckless or negligent acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could have a negative impact on our business, results of operations and financial condition.

We are subject to funding calls by our protection and indemnity associations, and our associations may not have enough resources to cover claims made against them.

We are indemnified for certain liabilities incurred while operating our vessels through membership in protection and indemnity associations, which are mutual insurance associations whose members contribute to cover losses sustained by other association members. Claims are paid through the aggregate premiums (typically annually) of all members of the association, although members remain subject to calls for additional funds if the aggregate premiums are insufficient to cover claims submitted to the association. Claims submitted to the association may include those incurred by members of the association, as well as claims submitted to the association from other protection and indemnity associations with which our association has entered into inter-association agreements. We cannot assure you that the associations to which we belong will remain viable.

Technological innovation could reduce our charter hire income and the value of our vessels.

The charter hire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance, the impact of the stress of operations and stipulations from classification societies. If new product tankers are built that are more efficient or more flexible or have longer physical lives than our vessels, competition from these more technologically advanced vessels could adversely affect the amount of charter hire payments we receive for our vessels once their initial charters expire and the resale value of our vessels could significantly decrease. As a result, our financial condition and available cash could be adversely affected.

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Risks Related to Our Business and Operations

We operate in highly competitive international markets.

The product tanker industry is highly fragmented, with many charterers, owners and operators of vessels, and the transportation of refined petroleum products is characterized by intense competition. Competition arises primarily from other tanker owners, including major oil companies as well as independent tanker companies, some of which have substantially greater financial and other resources than we do. Although we believe that no single competitor has a dominant position in the markets in which we compete, the trend towards consolidation in the industry is creating an increasing number of global enterprises capable of competing in multiple markets, which will likely result in greater competition to us. Our competitors may be better positioned to devote greater resources to the development, promotion and employment of their businesses than we are. Competition for charters, including for the transportation of refined petroleum products, is intense and depends on price as well as on vessel location, size, age, condition and acceptability of the vessel and its operator to the charterer and reputation. Competition may increase in some or all of our principal markets, including with the entry of new competitors. We may not be able to compete successfully or effectively with our competitors and our competitive position may be eroded in the future, which could have an adverse effect on our business, financial condition and results of operations.

Because we intend to charter some of the vessels in our fleet on the spot market or in pools trading in the spot market, we expect to have exposure to the cyclicality and volatility of the spot charter market.

The spot market is highly competitive and volatile, and spot charter rates may fluctuate dramatically based on the competitive factors listed in the preceding risk factor. Significant fluctuations in spot charter rates may result in significant fluctuations in our ability to continuously re-charter our vessels upon the expiration or termination of their current spot charters and in the earnings of our vessels operating on the spot market. Since we charter a number of our vessels on the spot market, and may in the future also admit our vessels in pools trading on the spot market, we have exposure to the cyclicality and volatility of the spot charter market. By focusing the employment of some of the vessels in our fleet on the spot market, we will benefit if conditions in this market strengthen. However, we will also be particularly vulnerable to declining spot charter rates. Future spot charters may continue to be at the rates currently prevailing in the spot market at which we cannot operate our vessels profitably and may fall further. If spot charter rates remain at current levels or decrease further, our earnings will be adversely impacted to the extent we have vessels trading on the spot market.

We may be unable to secure medium- and long-term employment for our vessels at profitable rates.

One of our strategies is to explore and selectively enter into or renew medium- and long-term, fixed rate time and bareboat charters for some of the vessels in our fleet in order to provide us with a base of stable cash flows and to manage charter rate volatility. However, the process for obtaining longer term charters is highly competitive and generally involves a more lengthy and intense screening and vetting process and the submission of competitive bids, compared to shorter term charters. In addition to the quality, age and suitability of the vessel, longer term charters tend to be awarded based upon a variety of other factors relating to the vessel operator, including:

●	office assessments and audits of the vessel operator;

●	the operator’s environmental, health and safety record;

●	compliance with heightened industry standards that have been set by several oil companies and other charterers;

●	compliance with several oil companies and other charterers’ codes of conduct, policies and guidelines, including transparency, anti-bribery and ethical requirements and relationships with third-parties;

●	shipping industry relationships, reputation for customer service, technical and operating expertise and safety record;

●	shipping experience and quality of ship operations, including cost-effectiveness;

●	quality, experience and technical capability of crews;

●	the ability to finance vessels at competitive rates and overall financial stability;

●	relationships with shipyards and the ability to obtain suitable berths with on-time delivery of new vessels according to customer’s specifications;

●	willingness to accept operational risks pursuant to the charter, such as allowing termination of the charter for force majeure events; and

●	competitiveness of the bid in terms of overall price.

We cannot assure you that we would be successful in winning medium- and long-term employment for our vessels at profitable rates.

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Our ability to obtain new customers will depend upon a number of factors, many of which are beyond our control.

Our ability to obtain new customers will depend upon a number of factors, many of which are beyond our control. These include, among others, our ability to: successfully manage our liquidity and obtain the necessary financing to fund our anticipated growth; attract, hire, train and retain qualified personnel and technical managers to manage and operate our fleet; identify and consummate desirable acquisitions, joint ventures or strategic alliances; and identify and capitalize on opportunities in new markets. ITM may not be approved through the vessel vetting process of certain charterers, thereby limiting our ability to develop new customers.

If we cannot meet our customers’ quality and compliance requirements we may not be able to operate our vessels profitably which could have an adverse effect on our future performance, results of operations, cash flows and financial position.

Our customers, in particular those in the petroleum products industry, have a high and increasing focus on quality and compliance standards with their suppliers across the entire value chain, including the shipping and transportation segment. Our continuous compliance with these standards and quality requirements is vital for our operations. Related risks could materialize in multiple ways, including a sudden and unexpected breach in quality and/or compliance concerning one or more vessels, or a continuous decrease in the quality concerning one or more vessels occurring over time. Moreover, continuous increasing requirements from petroleum products industry customers can further complicate our ability to meet the standards. Any noncompliance by us, either suddenly or over a period of time, on one or more vessels, or an increase in requirements by petroleum products operators above and beyond what we deliver, may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

We may not be able to successfully mix our charter durations profitably.

It may be difficult to properly balance time and spot charters and anticipate trends in these markets. If we are successful in employing vessels under medium- and long-term charters, those vessels will not be available for the spot market during an upturn in the product tanker demand cycle, when spot trading may be more profitable. By contrast, at the expiration of our charters, if a charter terminates early for any reason or if we acquire vessels charter-free, we may want to charter or re-charter our vessels under medium- and long-term charters. Should more vessels be available on the spot or short-term market at the time we are seeking to fix new medium- to long-term time charters, we may have difficulty entering into such charters at profitable rates and for any term other than a short-term and, as a result, our cash flow may be subject to instability. A more active short-term or spot market may require us to enter into charters on all our vessels based on fluctuating market rates, as opposed to long-term contracts based on a fixed rate, which could result in a decrease in our cash flow in periods when the charter rates for product tankers are depressed. If we cannot successfully employ our vessels in a profitable mix of medium- and long-term time charters and on the spot market, our business, results of operations and financial condition could be adversely affected.

We have become reliant on Maritime, an entity affiliated with our Chairman and Chief Executive Officer, Mr. Valentis, for our short-term working capital financing.

At December 31, 2016, Maritime extended $2.0 million of advances which we used to pay various operating costs, debt service and other obligations. At September 30, 2017, such advances had been increased to $5.8 million. On December 29, 2017, we entered into a third amendment to the promissory note we issued in favor of Maritime Investors Corp. (“Maritime Investors”) on October 28, 2015. This amendment (i) increased the outstanding principal balance of the promissory note from $2.5 million to $5.0 million; (ii) extended the maturity date to June 15, 2019; (iii) increased the fixed rate to 4% per annum payable quarterly in arrears; and (iv) made such interest payable only in cash. In exchange for entering into this amendment, we reduced the outstanding balance due to Maritime by $2.5 million. In the near-term, we expect Maritime to advance us additional funds for similar purposes. There are no specific repayment terms with respect to these advances, which Maritime controls as our manager. We cannot assure you that in the future we will be able to rely on Maritime for this working capital financing on similar terms, or at all, or on what terms Maritime will request repayment. If our operating cash flows are insufficient to satisfy our liquidity needs, we may have to rely on the sale of assets or additional equity financing to raise adequate funds or restructure our indebtedness, or a combination thereof. An inability to continue this financing in the future from Maritime or the imposition by Maritime of repayment terms that are unfavorable to us may negatively affect our liquidity position and our ability to fund our ongoing operations.

Counterparties, including charterers or technical managers, could fail to meet their obligations to us.

We enter into, among other things, memoranda of agreement, charter parties, ship management agreements and loan agreements with third parties with respect to the purchase and operation of our fleet and our business. Such agreements subject us to counterparty risks. The ability and willingness of each of our counterparties to perform its obligations under these agreements with us depends on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the tanker shipping industry and the overall financial condition of the counterparties. In particular, we face credit risk with our charterers. It is possible that not all of our charterers will provide detailed financial information regarding their operations. As a result, charterer risk is largely assessed on the basis of our charterers’ reputation in the market, and even on that basis, there can be no assurance that they can or will fulfill their obligations under the contracts we enter into with them.

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Charterers are sensitive to the commodity markets and may be impacted by market forces affecting commodities. In addition, in depressed market conditions, there have been reports of charterers renegotiating their charters or defaulting on their obligations under charters. Our customers may fail to pay charter hire or attempt to renegotiate charter rates. Should a charterer counterparty fail to honor its obligations under agreements with us, it may be difficult to secure substitute employment for that vessel, and any new charter arrangements we secure on the spot market or on substitute charters may be at lower rates depending on the then existing charter rate levels. The costs and delays associated with the default by a charterer under a charter of a vessel may be considerable. In addition, if the charterer of a vessel in our fleet that is used as collateral under our loan agreements defaults on its charter obligations to us, such default may constitute an event of default under our loan agreements, which may allow the banks to exercise remedies under our loan agreements.

As a result of these risks, we could sustain significant losses, which could have a material adverse effect on our business, results of operations and financial condition.

We depend on ITM and Maritime to operate our business and our business could be harmed if they fail to perform their services satisfactorily.

Pursuant to our management agreements, ITM provides us with day-to-day technical management services (including crewing, maintenance, repair, dry-dockings and maintaining required vetting approvals) and Maritime provides us with ship management and administrative services for our vessels. Our operational success depends significantly upon ITM and Martime’s satisfactory performance of these services. Our business would be harmed if ITM or Maritime failed to perform these services satisfactorily. In addition, if our management agreements with either ITM or Maritime were to be terminated or if their terms were to be altered, our business could be adversely affected, as we may not be able to immediately replace such services, and even if replacement services were immediately available, the terms offered could be less favorable than those under our management agreements. A change of tenchical manager may require approval by certain customers of ours for employment of a vessel.

Our ability to compete for and enter into new period time and spot charters and to expand our relationships with our existing charterers will depend largely on our relationship with ITM and Maritime, and their respective reputation and relationships in the shipping industry. If ITM or Maritime suffers material damage to its reputation or relationships, it may harm our ability to:

●	obtain new charters;

●	obtain financing on commercially acceptable terms;

●	maintain satisfactory relationships with our charterers and suppliers; and

●	successfully execute our business strategies.

If our ability to do any of the things described above is impaired, it could have a material adverse effect on our business, financial condition and results of operations.

We may fail to successfully control our operating and voyage expenses.

Our operating results are dependent on our ability to successfully control our operating and voyage expenses. Under our ship management agreements with ITM we are required to pay for vessel operating expenses (which includes crewing, repairs and maintenance, insurance, stores, lube oils and communication expenses), and, for spot charters, voyage expenses (which include bunker expenses, port fees, cargo loading and unloading expenses, canal tolls, agency fees and conversions). These expenses depend upon a variety of factors, many of which are beyond our or the technical manager’s control, including unexpected increases in costs for crews, insurance or spare parts for our vessels, unexpected dry-dock repairs, mechanical failures or human error (including revenue lost in off-hire days), vessel age, arrest action against our vessels due to failure to pay debts, disputes with creditors or claims by third parties, labor strikes, severe weather conditions, any quarantines of our vessels and uncertainties in the world oil markets. Some of these costs, primarily relating to voyage expenses, have been increasing and may increase, possibly significantly, in the future. Repair costs are unpredictable and can be substantial, some of which may not be covered by insurance. If our vessels are subject to unexpected or unscheduled off-hire time, it could adversely affect our cash flow and may expose us to claims for liquidated damages if the vessel is chartered at the time of the unscheduled off-hire period. The cost of dry-docking repairs, additional off-hire time, an increase in our operating expenses and/or the obligation to pay any liquidated damages could adversely affect our business, results of operations and financial condition.

In addition, to the extent our vessels are employed under spot charters in the future, our expenses may be impacted by increases in bunker costs and by canal costs, including the cost of canal-related delays incurred by employment of the vessels on certain routes. Unlike time charters in which the charterer bears all bunker and canal costs, in spot charters we bear these costs. Because it is not possible to predict the future price of bunker or canal-related costs when fixing spot charters, a significant rise in these costs could have an adverse impact on the costs associated with any spot charters we enter into and our earnings. Additionally, an increase in the price of bunkers beyond our expectations may adversely affect our profitability at the time we negotiate time or bareboat charters, and low-sulfur bunker rules may result in a significant increase in vessel bunker costs starting in 2020.

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We will be required to make substantial capital expenditures, for which we may be dependent on additional financing, to maintain the vessels we own or to acquire other vessels.

We must make substantial capital expenditures to maintain, over the long-term, the operating capacity of our fleet. Our business strategy is also based in part upon the expansion of our fleet through the purchase of additional vessels. Maintenance capital expenditures include dry-docking expenses, modification of existing vessels or acquisitions of new vessels to the extent these expenditures are incurred to maintain the operating capacity of our fleet. In addition, we expect to incur significant maintenance costs for our current and any newly-acquired vessels. A newbuilding vessel must be dry-docked within five years of its delivery from a shipyard, and vessels are typically dry-docked every 30 to 60 months thereafter depending on the vessel, not including any unexpected repairs. We estimate the cost to dry-dock a vessel is between $0.2 and $0.9 million (including estimated expenditures for upgrades to comply with new ballast water treatment system regulations), depending on the size and condition of the vessel and the location of dry-docking. In addition, capital maintenance expenditures could increase as a result of changes in the cost of labor and materials, customer requirements, increases in the size of our fleet, governmental regulations and maritime self-regulatory organization standards relating to safety, security or the environment and competitive standards.

To purchase additional vessels from time to time, we may be required to incur additional borrowings or raise capital through the sale of debt or additional equity securities. Asset impairments, financial stress, enforcement actions and credit rating pressures experienced in recent years by financial institutions to extend credit to the shipping industry due to depressed shipping rates and the deterioration of asset values that have led to losses in many banks’ shipping portfolios, as well as changes in overall banking regulations, have severely constrained the availability of credit for shipping companies like us. For example, following heavy losses in its shipping portfolio, and at the EU Commission’s behest, one of our lenders, HSH Nordbank AG, has initiated a process to be privatized by the end of February 2018.

In addition, our ability to obtain bank financing or to access the capital markets for future offerings may be limited by the terms of our existing credit agreements, our financial condition, the actual or perceived credit quality of our customers, and any defaults by them, as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our control.

We cannot assure you that we will be able to obtain such additional financing in the future on terms that are acceptable to us or at all. Our failure to obtain funds for capital expenditures could have a material adverse effect on our business, results of operations and financial condition. In addition, our actual operating and maintenance capital expenditures will vary significantly from quarter to quarter based on, among other things, the number of vessels dry-docked during that quarter. Even if we are successful in obtaining the necessary funds for capital expenditures, the terms of such financings could limit our ability to pay dividends to our stockholders. Incurring additional debt may significantly increase our interest expense and financial leverage, and issuing additional equity securities may result in significant dilution.

Any vessel modification projects we undertake could have significant cost overruns, delays or fail to achieve the intended results.

Market volatility and higher bunker prices, coupled with increased regulation and concern about the environmental impact of the international shipping industry, have led to an increased focus on bunker efficiency. Many shipbuilders have implemented vessel modification programs for their existing ships in an attempt to capture potential efficiency gains. We will consider making modifications to our fleet in instances when we believe the efficiency gains will result in a positive return for our stockholders. However, these types of projects are subject to risks of delay and cost overruns, resulting from shortages of equipment, unforeseen engineering problems, work stoppages, unanticipated cost increases, inability to obtain necessary certifications and approvals, shortages of materials or skilled labor, among other problems. In addition, any completed modification may not achieve the full expected benefits or could even compromise the fleet’s ability to operate at higher speeds, which is an important factor in generating additional revenue in an improving freight rate environment. The failure to successfully complete any modification project we undertake or any significant cost overruns or delays in any retrofitting projects could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to implement our business strategy successfully or manage our growth effectively.

Our future growth will depend on the successful implementation of our business strategy. A principal focus of our business strategy is to grow by expanding the size of our fleet while capitalizing on a mix of charter types, including on the spot market. Our future growth will depend upon a number of factors, some of which are not within our control. These factors include, among others, our ability to:

●	identify suitable tankers and/or shipping companies for acquisitions at attractive prices;

●	identify and consummate desirable acquisitions, joint ventures or strategic alliances;

●	hire, train and retain qualified personnel and crew to manage and operate our growing business and fleet;

●	improve our operating, financial and accounting systems and controls; and

●	obtain required financing for our existing and new vessels and operations.

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Acquisitions of vessels may not be profitable to us at or after the time we acquire them. We may:

●	fail to realize anticipated benefits, such as new customer relationships, cost-savings or cash flow enhancements;

●	decrease our liquidity by using a significant portion of our available cash or borrowing capacity to finance vessel acquisitions;

●	significantly increase our interest expense or financial leverage if we incur additional debt to finance vessel acquisitions;

●	fail to integrate any acquired tankers or businesses successfully with our existing operations, accounting systems and infrastructure generally;

●	incur or assume unanticipated liabilities, losses or costs associated with the business or vessels acquired, particularly if any vessel we acquire proves not to be in good condition; or

●	incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

In addition, unlike newbuildings, secondhand vessels typically provide very limited or no warranties with respect to the condition of the vessel. While we expect we would inspect secondhand vessels prior to purchase, this does not provide us with the same knowledge about their condition that we would have had if these vessels had been built for, and operated exclusively by, us. Generally, we do not receive the benefit of warranties from the builders of the secondhand vessels that we acquire.

We also seek to take advantage of changing market conditions, which may include taking advantage of pooling arrangements or profit sharing components of the charters we may enter into. In addition, our future growth will depend upon our ability to: maintain or develop new and existing customer relationships; employ vessels consistent with our chartering strategy; successfully manage our liquidity and expenses; and identify and capitalize on opportunities in new markets. Changing market and regulatory conditions may require or result in the sale or other disposition of vessels we are not able to charter because of customer preferences or because they are not or will not be compliant with existing or future rules, regulations and conventions. Additional vessels of the age and quality we desire may not be available for purchase at prices we are prepared to pay or at delivery times acceptable to us, and we may not be able to dispose of vessels at reasonable prices, if at all.

However, even if we successfully implement our business strategy, we may not improve our net revenues or operating results. Furthermore, we may decide to alter or discontinue aspects of our business strategy and may adopt alternative or additional strategies in response to business or competitive factors or factors or events beyond our control. Our failure to execute our business strategy or to manage our growth effectively could adversely affect our business, results of operations and financial condition.

If we purchase and operate secondhand vessels, we will be exposed to increased operating costs which could adversely affect our earnings and, as our fleet ages, the risks associated with older vessels could adversely affect our ability to obtain profitable charters.

In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Older vessels are typically less fuel-efficient than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

In addition, unless we maintain cash reserves for vessel replacement, we may be unable to replace the vessels in our fleet upon the expiration of their useful lives. We estimate the useful life of our vessels to be 25 years from the date of initial delivery from the shipyard. Our cash flows and income are dependent on the revenues we earn by chartering our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, financial condition and results of operations will be materially adversely affected. Any reserves set aside for vessel replacement may not be available for other cash needs or dividends.

New vessels may experience initial operational difficulties and unexpected incremental start-up costs.

New vessels, during their initial period of operation, have the possibility of encountering structural, mechanical and electrical problems as well as unexpected incremental start-up costs. Typically, the purchaser of a newbuilding will receive the benefit of a warranty from the shipyard for newbuildings, but we cannot assure you that any warranty we obtain will be able to resolve any problem with the vessel without additional costs to us and off-hire periods for the vessel. Upon delivery of a newbuild vessel from a shipyard, we may incur operating expenses above the incremental start-up costs typically associated with such a delivery and such expenses may include, among others, additional crew training, consumables and spares.

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Delays in deliveries of additional vessels, our decision to cancel an order for purchase of a vessel, or our inability to otherwise complete the acquisitions of additional vessels for our fleet, could harm our operating results.

We expect to purchase additional vessels from time to time. The delivery of these vessels, or vessels on order, could be delayed, not completed or cancelled, which would delay or eliminate our expected receipt of revenues from the employment of these vessels. The seller could fail to deliver these vessels to us as agreed, or we could cancel a purchase contract because the seller has not met its obligations. The delivery of vessels we propose to order or that are on order could be delayed because of, among other things:

●	work stoppages or other labor disturbances or other events that disrupt the operations of the shipyard building the vessels;

●	quality or other engineering problems;

●	changes in governmental regulations or maritime self-regulatory organization standards;

●	lack of raw materials;

●	bankruptcy or other financial crisis of the shipyard building the vessels;

●	our inability to obtain requisite financing or make timely payments;

●	a backlog of orders at the shipyard building the vessels;

●	hostilities or political or economic disturbances in the countries where the vessels are being built;

●	weather interference or a catastrophic event, such as a major earthquake, typhoon or fire;

●	our requests for changes to the original vessel specifications;

●	shortages or delays in the receipt of necessary construction materials, such as steel;

●	our inability to obtain requisite permits or approvals;

●	a dispute with the shipyard building the vessels, non-performance of the purchase or construction agreement with respect to a vessel by the seller or the shipyard as applicable;

●	our inability to obtain requisite permits, approvals or financings; or

●	damage to or destruction of vessels while being operated by the seller prior to the delivery date.

If the delivery of any vessel is materially delayed or cancelled, especially if we have committed the vessel to a charter under which we become responsible for substantial liquidated damages to the customer as a result of the delay or cancellation, our business, results of operations and financial condition could be adversely affected.

Declines in charter rates and other market deterioration could cause us to incur impairment charges.

We evaluate the carrying amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and projection of future cash flows related to the vessels is complex and requires our management to make various estimates including future charter rates, operating expenses and dry-dock costs. All of these items have been historically volatile. We reviewed, as of December 31, 2016, the carrying amount in connection with the estimated recoverable amount for each of our vessels. This review indicated that such carrying amount was not fully recoverable for the Northsea Alpha and the Northsea Beta. Consequently, we wrote down the carrying value of these vessels and recorded a total vessel impairment charge of  $4.0 million.

Our charterers may terminate charters early or choose not to re-charter with us, which could adversely affect our business, results of operations and financial condition.

Our charters may terminate earlier than the dates indicated in the charter party agreements. The terms of our charters vary as to which events or occurrences will cause a charter to terminate or give the charterer the option to terminate the charter, but these generally include a total or constructive loss of the relevant vessel, the requisition for hire of the relevant vessel, the dry-docking of the relevant vessel for a certain period of time or the failure of the relevant vessel to meet specified performance criteria. An early termination of our charters may adversely affect our business, results of operations and financial condition.

We cannot predict whether any of our charterers will, upon the expiration of their charters, re-charter our vessels on favorable terms or at all. If our charterers decide not to re-charter our vessels, we may not be able to re-charter them on terms similar to our current charters or at all. Also, we may incur additional costs depending on where the vessel is re-delivered to us. We may also employ our vessels on the spot-charter market, which is subject to greater rate fluctuation than the time charter market. If we receive lower charter rates under replacement charters or are unable to re-charter all of our vessels, our available cash may be significantly reduced or eliminated.

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We are dependent on the services of our founder and Chief Executive Officer and other members of our senior management team.

We are dependent upon our Chief Executive Officer, Mr. Valentis, and the other members of our senior management team for the principal decisions with respect to our business activities. The loss or unavailability of the services of any of these key members of our management team for any significant period of time, or the inability of these individuals to manage or delegate their responsibilities successfully as our business grows, could adversely affect our business, results of operations and financial condition. If the individuals were no longer to be affiliated with us, we may be unable to recruit other employees with equivalent talent and experience, and our business and financial condition may suffer as a result. We do not maintain “key man” life insurance for our Chief Executive Officer or other members of our senior management team.

Our founder, Chairman and Chief Executive Officer has affiliations with Maritime, which may create conflicts of interest.

Mr. Valentis, our founder, Chairman and Chief Executive Officer, also owns and controls Maritime. His responsibilities and relationships with Maritime could create conflicts of interest between us, on the one hand, and Maritime, on the other hand. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus vessels managed by other companies affiliated with Maritime. Maritime entered into a Head Management Agreement (as defined herein) with us and into separate ship management agreements with our subsidiaries. The negotiation of these management arrangements may have resulted in certain terms that may not reflect market standard terms or may include terms that could not have been obtained from arms-length negotiations with unaffiliated third parties for similar services.

In addition, Maritime may give preferential treatment to vessels that are time chartered-in by related parties because our founder, Chairman and Chief Executive Officer and members of his family may receive greater economic benefits. In particular, as of December 31, 2017, Maritime provided commercial management services to one tanker vessel, other than the vessels in our fleet, that was owned or operated by one or more entities affiliated with Mr. Valentis. Such conflicts may have an adverse effect on our business, results of operations and financial condition.

Several of our senior executive officers do not, and certain of our officers in the future may not, devote all of their time to our business, which may hinder our ability to operate successfully.

Mr. Valentis, our Chairman and Chief Executive Officer, Mr. Lytras, our Chief Operating Officer, Mr. Williams, our Chief Financial Officer, and Mr. Backos, our General Counsel, Senior Vice President and Secretary, participate, and other of our senior officers which we may appoint in the future may also participate, in business activities not associated with us. As a result, they may devote less time to us than if they were not engaged in other business activities and may owe fiduciary duties to our stockholders as well as stockholders of other companies with which they may be affiliated. This may create conflicts of interest in matters involving or affecting us and our customers and it is not certain that any of these conflicts of interest will be resolved in our favor. This could have a material adverse effect on our business, results of operations and financial condition.

Our senior executive officers and directors may not be able to successfully manage a publicly traded company.

None of our senior executive officers or directors have previously managed a publicly traded company, and they may not be successful in doing so. The demands of managing a publicly traded company such as us are much greater as compared to those of a private company, and some of our senior executive officers and directors may not be able to successfully meet those increased demands.

We have a limited operating history which may make it difficult for investors to evaluate our prospects for success.

We were incorporated under the laws of the Republic of the Marshall Islands on March 23, 2015. We own the vessels in our fleet through six separate wholly-owned subsidiaries that were incorporated in the Republic of the Marshall Islands. We acquired the vessel-owning subsidiaries from affiliates of our founder and Chief Executive Officer in advance of the closing of the transactions contemplated by the Agreement and Plan of Merger dated as of April 23, 2015, as amended, by and among Maritime Technologies Corp., LookSmart Ltd. (“LookSmart”), Looksmart Group, Inc. and us (the “LookSmart Agreement”), which occurred on October 28, 2015. We have a limited operating history as a consolidated company and this lack of consolidated operating history may make it difficult for investors to evaluate our prospects for success. There is no assurance that we will be successful and the likelihood of success must be considered in light of the relatively early stage of our consolidated operations.

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As we expand our business, both we and Maritime may need to improve our operating and financial systems and Maritime will need to recruit and retain suitable employees and crew for our vessels.

Our and Maritime’s current operating and financial systems may not be adequate as the size of our fleet expands, and attempts to improve those systems may be ineffective. In addition, as we expand our fleet, Maritime may need to recruit and retain suitable additional seafarers and shore based administrative and management personnel. We cannot guarantee that Maritime will be able to continue to hire suitable employees as we expand our fleet. If we or Maritime encounter business or financial difficulties, we may not be able to adequately staff our vessels. If we are unable to accomplish the above, our financial reporting performance may be adversely affected and, among other things, it may not be compliant with SEC rules.

Our insurance may be insufficient to cover losses that may result from our operations.

Although we carry hull and machinery, protection and indemnity and war risk insurance on each of the vessels in our fleet, we face several risks regarding that insurance. The insurance is subject to deductibles, limits and exclusions. Since it is possible that a large number of claims may be brought, the aggregate amount of these deductibles could be material. As a result, there may be other risks against which we are not insured, and certain claims may not be paid. We do not carry insurance covering the loss of revenues resulting from vessel off-hire time based on our analysis of the cost of this coverage compared to our off-hire experience.

Certain of our insurance coverage, such as tort liability (including pollution-related liability), is maintained through mutual protection and indemnity associations, and as a member of such associations we may be required to make additional payments over and above budgeted premiums if member claims exceed association reserves. Claims submitted to the association may include those incurred by members of the association, as well as claims submitted to the association from other protection and indemnity associations with which our association has entered into inter-association agreements. We cannot assure you that the associations to which we belong will remain viable. If such associations do not remain viable or are unable to cover our losses, we may have to pay what our insurance does not cover in full.

We may be unable to procure adequate insurance coverage at commercially reasonable rates in the future. For example, more stringent environmental regulations have led in the past to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. Changes in the insurance markets attributable to terrorist attacks may also make certain types of insurance more difficult for us to obtain. We maintain for each of the vessels in our existing fleet pollution liability coverage insurance in the amount of $1.0 billion per incident. A catastrophic oil spill or marine disaster could exceed such insurance coverage. In addition, our insurance may be voidable by the insurers as a result of certain of our actions, such as our vessels failing to maintain certification with applicable maritime self-regulatory organizations. The circumstances of a spill, including non-compliance with environmental laws, could also result in the denial of coverage, protracted litigation and delayed or diminished insurance recoveries or settlements. The insurance that may be available to us may be significantly more expensive than our existing coverage. Furthermore, even if insurance coverage is adequate, we may not be able to obtain a timely replacement vessel in the event of a loss. Any of these circumstances or events could negatively impact our business, results of operations and financial condition.

We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, environmental claims or proceedings, employment and personal injury matters, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases or insurers may not remain solvent, which may have a material adverse effect on our financial condition.

We and our subsidiaries may be subject to group liability for damages or debts owed by one of our subsidiaries or by us.

Although each of our vessels is and will be separately owned by individual subsidiaries, under certain circumstances, a parent company and its ship-owning subsidiaries can be held liable under corporate veil piercing principles for damages or debts owed by one of the subsidiaries or the parent. Therefore, it is possible that all of our assets and those of our subsidiaries could be subject to execution upon a judgment against us or any of our subsidiaries.

Maritime and ITM are privately held companies and there is little or no publicly available information about them.

The ability of Maritime and ITM to render their respective management services will depend in part on their own financial strength. Circumstances beyond each such company’s control could impair its financial strength. Because each of these companies is privately held, information about each company’s financial strength is not available. As a result, we and an investor in our securities might have little advance warning of financial or other problems affecting either Maritime or ITM even though its financial or other problems could have a material adverse effect on us and our stockholders.

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Our vessels may operate in pooling arrangements in the future, which may or may not be beneficial compared to chartering our vessels outside of a pool.

In a pooling arrangement, the net revenues generated by all of the vessels in a pool are aggregated and distributed to pool members pursuant to a pre-arranged weighting system that recognizes each vessel’s earnings capacity based on factors, which may include its cargo capacity, speed and bunker consumption, and actual on-hire performance. Pooling arrangements are intended to maximize vessel utilization. However, pooling arrangements are dependent on the spot charter market, in which rates fluctuate. We cannot assure you that entering any of our vessels into a pool will be beneficial to us compared to chartering our vessels outside of a pool. If we participate in, or for any reason our vessels cease to participate in a pooling arrangement, their utilization rates could fall and the amount of additional hire paid could decrease, either of which could have an adverse effect on our business, results of operations and financial condition. We also cannot assure you that if we join a pooling arrangement that we will continue to use the pooling arrangement or whether the pools our vessels could participate in will continue to exist in the future.

Exchange rate fluctuations could adversely affect our revenues, financial condition and operating results.

We generate a substantial part of our revenues in U.S. dollars, but incur costs in other currencies. The difference in currencies could in the future lead to fluctuations in our net income due to changes in the value of the U.S. dollar relative to other currencies. We have not hedged our exposure to exchange rate fluctuations, and as a result, our U.S. dollar denominated results of operations and financial condition could suffer as exchange rates fluctuate.

We must protect the safety and condition of the cargoes transported on our vessels and any failure to do so may subject us to claims for loss or damage.

Under our time and spot charters, we are responsible for the safekeeping of cargo entrusted to us and must properly maintain and control equipment and other apparatus to ensure that cargo is not lost or damaged in transit. Claims and any liability for loss or damage to cargo that is not covered by insurance could harm our reputation and adversely affect our business, financial condition and results of operations.

We may face labor interruptions.

A majority of the crew members on the vessels in our fleet that are under time or spot charters are employed under collective bargaining agreements. ITM is a party to some of these collective bargaining agreements. These collective bargaining agreements and any employment arrangements with crew members on the vessels in our fleet may not prevent labor interruptions and are subject to renegotiation in the future. Any labor interruptions, including due to failure to successfully renegotiate collective bargaining employment agreements with the crew members on the vessels in our fleet, could disrupt our operations and could adversely affect our business, financial condition and results of operations.

We do not currently enter into hedging arrangements with respect to the cost of fuel.

We have not entered into hedging arrangements to establish, in advance, a price for the cost of fuel. As a result, although we may realize the benefit of any short-term decrease in the price of fuel, we will not be protected against increases in the price of fuel, which could materially adversely affect our business, financial condition and results of operation.

In	addition, to the extent we decide to enter into hedging arrangements in the future, the success of any hedging arrangement generally depends on the degree of correlation between price movements of a derivative instrument and the position being hedged, the creditworthiness of the counterparty, the costs of the hedging transaction and other factors. While such transactions may reduce the risks of losses with respect to adverse movements in market factors, the transaction may also limit the opportunity for gain. In addition, these arrangements may require the posting of cash or other collateral at a time when we have insufficient cash or illiquid assets such that the posting of the cash is either impossible or requires the sale of assets at prices that do not reflect their underlying value. Moreover, these hedging arrangements may generate significant transactions costs, including potential tax costs and legal fees, which reduce the anticipated returns on an investment. There can be no assurance that any future hedging transaction we enter will successfully hedge the risks associated with hedged positions or that it will not result in poorer overall investment performance than if it had not been executed.

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A cyber-attack could materially disrupt our business.

We and our ship managers rely on information technology systems and networks in our and their operations and business administration. Our or any of our ship managers’ operations and business administration could be targeted by individuals or groups seeking to sabotage or disrupt such systems and networks, or to steal data. A successful cyber-attack could materially disrupt our or our managers’ operations, which could also adversely affect the safety of our operations or result in the unauthorized release or alteration of information in our or our managers’ systems. Such an attack on us, or our managers, could result in significant expenses to investigate and repair security breaches or system damages and could lead to litigation, fines, other remedial action, heightened regulatory scrutiny, diminished customer confidence and damage to our reputation. We do not maintain cyber-liability insurance at this time to cover such losses. As a result, a cyber-attack or other breach of any such information technology systems could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Indebtedness

We may not be able to generate sufficient cash flow to meet our debt service and other obligations.

Our ability to make scheduled payments on our outstanding indebtedness and other obligations will depend on our ability to generate cash from operations in the future. Our future financial and operating performance will be affected by a range of economic, financial, competitive, regulatory, business and other factors that we cannot control, such as general economic and financial conditions in the tanker sector or the economy generally. In particular, our ability to generate steady cash flow will depend on our ability to secure charters at acceptable rates. Our ability to renew our existing charters or obtain new charters at acceptable rates or at all will depend on the prevailing economic and competitive conditions.

Amounts borrowed under our loan agreements bear interest at variable rates. Increases in prevailing interest rates could increase the amounts that we would have to pay to our lenders, even though the outstanding principal amount remains the same, and our net income and cash flows would decrease.

In addition, our existing loan agreements require us to maintain various cash balances, our financial and operating performance is also dependent on our subsidiaries’ ability to make distributions to us, whether in the form of dividends, loans or otherwise. The timing and amount of such distributions will depend on restrictions on our various debt instruments, our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, the provisions of Marshall Islands law affecting the payment of dividends and other factors.

At any time that our operating cash flows are insufficient to service our debt and other liquidity needs, we may be forced to take actions such as increasing our accounts payable and/or our amounts due to related parties, reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, seeking bankruptcy protection or any combination of the foregoing. For example, at December 31, 2016, our accounts payable were $3.1 million and our amount due to related parties was $2.0 million, which represented increases of $2.0 and $1.8 million, respectively, since December 31, 2015. At September 30, 2017, our accounts payable declined to $2.7 million, while our amount due to related parties increased to $5.8 million, which was then reduced by $2.5 million following the third amendment to our promissory note with Maritime Investors that we entered into on December 29, 2017, as discussed above. We cannot assure you that any of the actions listed above could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on our outstanding indebtedness and to fund our other liquidity needs. As of September 30, 2017, our total bank debt outstanding, net of deferred financing costs, aggregated $67.8 million. Also, the terms of existing or future debt agreements may restrict us from pursuing any of these actions as, among other things, if we are unable to meet our debt obligations or if some other default occurs under our loan agreements, the lenders could elect to declare that debt, together with accrued interest and fees, to be immediately due and payable and foreclose against the collateral vessels securing that debt. Any such action could also result in an impairment of cash flows and our ability to service debt in the future. Further, our debt level could make us more vulnerable than our competitors with less debt to competitive pressures or a downturn in our business or the economy generally.

The market values of our vessels may decrease, which could cause, as in the past, us to breach covenants in our loan agreements.

The fair market values of product tankers have generally experienced high volatility. You should expect the market value of our vessels to fluctuate. Values for ships can fluctuate substantially over time due to a number of factors, including, among others:

●	prevailing economic conditions in the energy markets;

●	a substantial or extended decline in demand for refined products;

●	competition from other shipping companies and other modes of transportation;

●	the level of worldwide refined petroleum product production and exports;

●	changes in the supply-demand balance of the global product tanker market;

●	applicable governmental regulations;

●	the availability of newbuild and newer, more advanced vessels at attractive prices compared to our vessels;

●	changes in prevailing charter hire rates;

●	the physical condition of the vessel;

●	the vessel’s size, age, technical specifications, efficiency and operational flexibility; and

●	the cost of retrofitting or modifying existing ships, as a result of technological advances in ship design or equipment, changes in applicable environmental or other regulations or standards, customer requirements or otherwise.

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If the market value of our fleet declines further, we may not be able to incur debt at all or on terms that are acceptable to us. An additional decrease in these values could cause us to breach certain covenants that are contained in our loan agreements and in future financing agreements. Prior to the consummation of the merger agreed to in the LookSmart Agreement, vessel value fluctuations caused us to not comply with the minimum security covenant in our subsidiary’s loan agreement with Commerzbank AG (“Commerzbank”). In connection with our obtaining Commerzbank’s consent to the merger, in October 2015 we provided Commerzbank with a new guarantee (in place of the prior one given by Maritime) and security in the Northsea Alpha and Northsea Beta as additional collateral to satisfy such non-compliance.

If we breach covenants in our loan agreements or future financing agreements and are unable to cure the breach, our lenders could accelerate our debt repayment and foreclose on vessels in our fleet. In addition, as vessels grow older, they generally decline in value. If for any reason we sell vessels at a time when prices have fallen, we could incur a loss and our business, results of operations and financial condition could be adversely affected. During 2016, the market value of our fleet declined more rapidly than book value as the vessels aged, and this trend may continue in the future. Accordingly, we will incur losses on disposition if we sell vessels below their depreciated book value.

Restrictive covenants in our current and future loan agreements may impose financial and other restrictions on us.

The restrictions and covenants in our current and future loan agreements could adversely affect our ability to finance future operations or capital needs or to pursue and expand our business activities. Our current loan agreements contain, and future financing agreements will likely contain, restrictive covenants that prohibit us or our subsidiaries from, among other things:

●	paying dividends under certain circumstances, including if there is a default under the loan agreements or, only with respect to our subsidiaries, Sixthone and Seventhone, if the ratio of our and our subsidiaries as a group total liabilities to market value adjusted total assets is greater than 65% in the relevant year. As of December 31, 2016, the ratio of total liabilities over the market value of our adjusted total assets was 68%, or 3% higher than the required threshold. In addition, as of September 30, 2017, the relevant ratio was 69%, or 4% higher than the required threshold. As such, until such non-compliance is cured, neither Sixthone nor Seventhone is permitted to distribute dividends to us;

●	incurring or guaranteeing indebtedness;

●	charging, pledging or otherwise encumbering our vessels;

●	changing the flag, class, management or ownership of our vessels;

●	utilizing available cash;

●	changing ownership or structure, including through mergers, consolidations, liquidations or dissolutions;

●	making certain investments;

●	entering into a new line of business;

●	changing the commercial and technical management of our vessels; and

●	selling, transferring, assigning or changing the beneficial ownership or control of our vessels.

In addition, the loan agreements generally contain covenants requiring us, among other things, to ensure that:

●	we maintain minimum cash and cash equivalents based on the number of vessels owned and chartered-in and debt service requirements. Our required minimum cash balance as of December 31, 2015, December 31, 2016 and September 30, 2017 was $4.5 million, $5.0 million and $5.0 million, respectively;

●	our subsidiaries, Sixthone and Seventhone, maintain retention accounts with monthly deposits equal to one-third of the next quarterly principal installment together with the appropriate amount of interest expense due;

●	the fair market value of the mortgaged vessel plus any additional collateral must be no less than a certain percentage (ranging from 125% to 135%) of outstanding borrowings under the applicable loan agreement, less any money in respect of the principal outstanding with the credit of any applicable retention account and any free or pledged cash deposits held with the lender in our or its subsidiary’s name; and

●	we maintain, depending on the loan agreement, a total liabilities to market value adjusted total assets ratio of no greater than 75%.

As a result of the above, we may need to seek permission from our lenders in order to engage in some corporate actions. The lenders’ interests may be different from ours and we may not be able to obtain our lenders’ permission when needed. This may limit our ability to pay dividends, finance our future operations or capital requirements, make acquisitions or pursue business opportunities.

Our ability to comply with covenants and restrictions contained in our current and future loan agreements may also be affected by events beyond our control, including prevailing economic, financial and industry conditions. If our cash flow is insufficient to service our current and future indebtedness and to meet our other obligations and commitments, we will be required to adopt one or more alternatives, such as reducing or delaying our business activities, acquisitions, investments, capital expenditures, the payment of dividends or the implementation of our other strategies, refinancing or restructuring our debt obligations, selling vessels or other assets, seeking to raise additional debt or equity capital or seeking bankruptcy protection. However, we may not be able to effect any of these remedies or alternatives on a timely basis, on satisfactory terms or at all, which could lead to events of default under these loan agreements, giving the lenders foreclosure rights on our vessels.

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Our ability to obtain additional debt financing may be dependent on the performance of our then existing charters and the creditworthiness of our charterers.

The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources that we will require to purchase additional vessels or may significantly increase our costs of obtaining such capital. Our inability to obtain additional financing at all, or our ability to do so only at a higher than anticipated cost, may materially affect our results of operations and our ability to implement our business strategy.

If LIBOR is volatile, it could affect our profitability, earnings and cash flow.

LIBOR has been volatile in the past, with the spread between LIBOR and the prime lending rate widening significantly at times. Because the interest rates borne by most of our outstanding indebtedness fluctuates with changes in LIBOR, significant changes in LIBOR would have a material effect on the amount of interest payable on our debt, which in turn, could have an adverse effect on our financial condition.

Risks Related to Being a Public, Emerging Growth Company

We are an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We expect to remain an “emerging growth company” until December 31, 2020. As an emerging growth company, we are not required to comply with, among other things, the auditor attestation requirements of the Sarbanes-Oxley Act. Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt-out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt-out is irrevocable. We have elected not to opt-out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with other public companies difficult or impossible because of the potential differences in accountant standards used. Investors may find our securities less attractive because we rely on these provisions. If investors find our securities less attractive as a result, there may be a less active trading market for our securities and prices of the securities may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that may require prospective or retroactive changes in our financial statements or identify other areas for further attention or improvement. In addition, for as long as we are an “emerging growth company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to restatements of our financial statements and require us to incur the expense of remediation. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

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The PCAOB inspection of our independent accounting firm could lead to findings in our auditors’ reports and challenge the accuracy of our published audited consolidated financial statements.

Auditors of U.S. public companies are required by law to undergo periodic PCAOB inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. These PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and cast doubt upon the accuracy of our published audited financial statements.

Risks Related to our Common Stock and this Offering

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is highly speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in their investment, including the risk of losing their entire investment.

The price of our Common Stock may be volatile.

Our shares of common stock have been listed on the NASDAQ since November 2, 2015. We cannot assure you that the public market for our common stock will be active and liquid. The price of shares of our common stock may fluctuate due to a variety of factors, some of which are beyond our control, including:

●	actual or anticipated fluctuations in our periodic results and those of other public companies in the shipping industry;

●	changes in market valuations of similar companies and stock market price and volume fluctuations generally;

●	speculation in the press or investment community about our business or the shipping industry generally;

●	mergers and strategic alliances in the shipping industry;

●	market prices and conditions in the shipping industry;

●	changes in government regulation;

●	potential or actual military conflicts or acts of terrorism;

●	natural disasters affecting the supply chain or use of petroleum products;

●	the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

●	the thin trading market for our common stock, which makes it somewhat illiquid;

●	additions or departures of key personnel;

●	announcements concerning us or our competitors;

●	the general state of the securities market; and

●	domestic and international economic, market and currency factors unrelated to our performance.

These market and industry factors may materially reduce the market price of shares of our common stock, regardless of our operating performance. The seaborne transportation industry has been highly unpredictable and volatile. The market for shares of our common stock may be equally volatile, and has been particularly volatile since November 2017. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than those paid by you in this offering.

We may issue additional shares of our common stock or other equity securities without stockholder approval, which would dilute your ownership interests and may depress the market price of our common stock.

We may issue additional shares of our common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without stockholder approval, in a number of circumstances. Our issuance of additional common stock or other equity securities of equal or senior rank would have the following effects:

●	our existing stockholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share of our common stock may be diminished; and

●	the market price of our common stock may decline.

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Future sales of shares of our common stock by existing stockholders or issuance of shares of our common stock pursuant to the exercise by former holders of LookSmart’s common stock of their right to receive additional shares of our common stock could negatively impact our ability to sell equity in the future and cause the market price of shares of our common stock to decline.

The market price for shares of our common stock could decline as a result of sales by existing stockholders of large numbers of shares of our common stock, including Maritime Investors (the parent of Pyxis Holdings Inc.) and the selling stockholders named herein, or as a result of the perception that such sales may occur. In addition, in accordance with the terms of the LookSmart Agreement, former holders of LookSmart’s common stock (the “Legacy LookSmart Stockholders”) are entitled to receive the value of any difference between $4.30 (the “Consideration Value”) and the price of our shares in a future offering of common stock of at least $5 million completed prior to April 29, 2018 (the “Make-Whole Right”). During November and December 2017, our share’s trade activity increased notably. Its price reached a high of $12.22, or about 184% higher than the Consideration Value. We estimate that more than half of the shares that were originally issued to Legacy LookSmart Stockholders have been sold. Nonetheless, the actual number of original shares currently held by Legacy LookSmart Stockholders cannot be accurately assessed. If such an offering had been completed as of December 31, 2017, the maximum number of shares issuable to Legacy LookSmart Stockholders would have amounted to 312,516 based on the closing price of our shares on December 29, 2017 of $3.22 and assuming that all of the original Legacy LookSmart Stockholders retained their Make-Whole Right as of such date and they exercised their right to receive the shares. The ability of Legacy LookSmart Stockholders to obtain additional shares of our common stock and any future sales of shares of our common stock by these and other stockholders might make it more difficult to us to sell equity or equity-related securities in the future at a time and at the prices that we deem appropriate.

We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate or bankruptcy law and, as a result, stockholders may have fewer rights and protections under Marshall Islands law than under a U.S. jurisdiction.

Our corporate affairs are governed by our Articles of Incorporation, Bylaws and the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Stockholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public stockholders may have more difficulty in protecting their interests in the face of actions by management, directors or significant stockholders than would stockholders of a corporation incorporated in a U.S. jurisdiction. Additionally, the Republic of the Marshall Islands does not have a legal provision for bankruptcy or a general statutory mechanism for insolvency proceedings. As such, in the event of a future insolvency or bankruptcy, our stockholders and creditors may experience delays in their ability to recover their claims after any such insolvency or bankruptcy.

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial and other obligations.

We are a holding company and have no significant assets other than the equity interests in our subsidiaries. Our subsidiaries own all of our existing vessels, and subsidiaries we form in the future will own any other vessels we may acquire in the future. All payments under our charters will be made to our subsidiaries. As a result, our ability to meet our financial and other obligations, and to pay dividends in the future, will depend on the performance of our subsidiaries and their ability to distribute funds to us. The ability of a subsidiary to make these distributions could be affected by a claim or other action by a third party, including a creditor, by the terms of our loan agreements, any financing agreement we may enter into in the future, or by Marshall Islands law, which regulates the payment of dividends by our companies. The applicable loan agreement entered into by our subsidiaries, Sixthone and Seventhone, prohibits such subsidiaries from paying any dividends to us unless the ratio of the total liabilities and the market value adjusted total assets (total assets adjusted to reflect the market value of all our vessels) of us and our subsidiaries as a group is 65% or less. As of December 31, 2016 and September 30, 2017, this ratio was 68% and 69%, respectively, and until such non-compliance is cured, we will not be able to receive dividend distributions from these two subsidiaries. If we, Sixthone or Seventhone do not satisfy this requirement or if we or a subsidiary breach a covenant in our loan agreements or any financing agreement we may enter into in the future, such subsidiary may be restricted from paying dividends. If we are unable to obtain funds from our subsidiaries, we will not be able to fund our liquidity needs or pay dividends in the future unless we obtain funds from other sources, which we may not be able to do.

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It may be difficult to serve process on or enforce a U.S. judgment against us, our officers and our directors because we are not a U.S. corporation.

We are a Marshall Islands corporation, a substantial portion of our assets are located outside of the United States and many of our directors and executive officers are not residents of the United States. As a result, you may have difficulty serving legal process within the United States upon us. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or of the non-U.S. jurisdictions in which our offices are located would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. As a result, it may be difficult or impossible for you to bring an original action against us or against individuals in a Marshall Islands court in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise because the Marshall Islands courts would not have subject matter jurisdiction to entertain such a suit. A judgment entered in a foreign jurisdiction is enforceable in the Marshall Islands without a retrial on the merits so long as the provisions of the Marshall Islands Uniform Foreign Money-Judgments Recognition Act are complied with. In addition, there is doubt as to the enforceability in Greece against us and/or our executive officers and directors who are non-residents of the U.S., in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the U.S.

We do not intend to pay dividends in the near future and cannot assure you that we will ever pay dividends.

We do not intend to pay dividends in the near future, and we will make dividend payments to our stockholders in the future only if our board of directors, acting in its sole discretion, determines that such payments would be in our best interest and in compliance with relevant legal, fiduciary and contractual requirements. The payment of any dividends is not guaranteed or assured, and, if paid at all in the future, may be discontinued at any time at the discretion of the board of directors.

Our ability to pay dividends will in any event be subject to factors beyond our control, including the following, among others:

●	our earnings, financial condition and anticipated cash requirements;

●	the terms of any current or future credit facilities or loan agreements;

●	the loss of a vessel or the acquisition of one or more vessels;

●	required capital expenditures;

●	increased or unanticipated expenses;

●	future issuances of securities;

●	disputes or legal actions; and

●	the requirements of the laws of the Marshall Islands, which limit payments of dividends if we are, or could become, insolvent and generally prohibit the payment of dividends other than from surplus (retaining earnings and the excess of consideration received for the sale of shares above the par value of the shares).

The payment of dividends would not be permitted if we are not in compliance with our loan agreements or in default of such agreements.

Maritime Investors beneficially owns approximately 81.4% of our total outstanding common stock, which may limit stockholders’ ability to influence our actions.

Maritime Investors, a corporation controlled by our Chief Executive Officer, Mr. Valentis, beneficially owns approximately 81.4% of our outstanding common stock. As a result, Maritime Investors has the power to exert considerable influence over our actions through Maritime Investors’ ability to effectively control matters requiring stockholder approval, including the determination to enter into a corporate transaction or to prevent a transaction, regardless of whether our other stockholders believe that any such transaction is in their or our best interests. For example, Maritime Investors could cause us to consummate a merger or acquisition that increases the amount of our indebtedness or causes us to sell all of our revenue-generating assets. We cannot assure you that the interests of Maritime Investors will coincide with the interests of other stockholders. As a result, the market price of shares of our common stock could be adversely affected.

Additionally, Maritime Investors may invest in entities that directly or indirectly compete with us, or companies in which Maritime Investors currently invests may begin competing with us. Maritime Investors may also separately pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. As a result of these relationships, when conflicts arise between the interests of Maritime Investors and the interests of our other stockholders, Mr. Valentis may not be a disinterested director. Maritime Investors will effectively control all of our corporate decisions so long as they continue to own a substantial number of shares of our common stock.

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If our common stock does not meet the NASDAQ’s minimum share price requirement, and if we cannot cure such deficiency within the prescribed timeframe, our common stock could be delisted.

Under the rules of NASDAQ, listed companies are required to maintain a share price of at least $1.00 per share. If the share price declines below $1.00 for a period of 30 consecutive business days, then the listed company has a cure period of at least 180 days to regain compliance with the $1.00 per share minimum. If the price of our common stock closes below $1.00 for 30 consecutive days, and if we cannot cure that deficiency within the 180-day timeframe, then our common stock could be delisted. On February 23, 2016, we received a deficiency notice from The NASDAQ Stock Market, Inc. stating that, for a period of 30 consecutive trading days, our shares of common stock closed below the minimum price of $1.00 per share as required for continued listing on NASDAQ. In accordance with the notice, we had until August 22, 2016, or 180 calendar days from the date of the notice, to regain compliance with NASDAQ’s continued listing minimum closing bid price requirements (Marketplace Rule 5550(a)(2)). We received a written notification from the exchange on March 11, 2016 stating that the closing bid price of our shares had been $1.00 per share or higher for 10 consecutive trading days, from February 26 to March 10, 2016, and, accordingly, we were again in compliance with the exchange’s minimum closing bid price rule.

On June 1, 2017, our shares of common stock closed at the price of $0.99 per share. However, the closing price of our shares has remained above $1.00 per share since that date.

As a foreign private issuer, our corporate governance practices are exempt from certain NASDAQ corporate governance requirements applicable to U.S. domestic companies. As a result, our corporate governance practices may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

We believe that our corporate governance practices are in compliance with the applicable NASDAQ listing rules and are not prohibited by the laws of the Republic of the Marshall Islands.

Anti-takeover provisions in our Articles of Incorporation and Bylaws could make it difficult for our stockholders to replace our board of directors or could have the effect of discouraging an acquisition, which could adversely affect the market price of our common stock.

Several provisions of our Articles of Incorporation and Bylaws make it difficult for our stockholders to change the composition of our board of directors in any one year. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These provisions include:

●	providing for a classified board of directors with staggered, three year terms;

●	authorizing the board of directors to issue so-called “blank check” preferred stock without stockholder approval;

●	prohibiting cumulative voting in the election of directors;

●	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock cast at an annual meeting of stockholders;

●	prohibiting stockholder action by written consent unless consent is signed by all stockholders entitled to vote on the action;

●	limiting the persons who may call special meetings of stockholders;

●	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and

●	restricting business combinations with interested stockholders.

These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.

Tax Risks

We may have to pay tax on U.S. source income, which would reduce our earnings and cash flow.

Under the Internal Revenue Code of 1986, as amended (the “Code”), 50% of the gross shipping income of a vessel-owning or chartering corporation (or “shipping income”) that is attributable to voyages that either begin or end in the United States is characterized as “U.S.-source shipping income” and such income is generally subject to a 4% U.S. federal income tax (on a gross basis) unless that corporation qualifies for exemption from tax under Section 883 of the Code or under an applicable U.S. income tax treaty.

As we and our shipowning subsidiaries are organized under the laws of the Republic of the Marshall Islands, a country with which the United States does not have an income tax treaty, we do not qualify for a treaty-based exemption. However, we believe that we qualify for the exemption from tax under Section 883 of the Code for the 2016 taxable year and intend to take such position on our returns for the 2016 taxable year. Nevertheless, for the 2017 or any later taxable year, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby cause us to become subject to U.S. federal income tax on our U.S.-source shipping income. For example, there is a risk that we could no longer qualify for exemption under Section 883 of the Code for a particular taxable year if additional shares of our common stock are issued to new stockholders such that, due to their status or unwillingness to cooperate with certain substantiation and reporting requirements, we no longer satisfy one of the ownership test requirements for qualification. Due to the factual nature of the issues involved, we can give no assurances on the availability of the exemption to us.

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If we and/or one or more of our subsidiaries are not entitled to this exemption under Section 883 of the Code for any taxable year, we and/or such subsidiaries would generally be subject for that year to a 4% U.S. federal income tax on the U.S.-source shipping income for that year. The imposition of this tax could have a negative effect on our business and would result in decreased earnings and cash flow. See “Tax Considerations — U.S. Federal Income Taxation of Pyxis” for a detailed discussion of the qualification for the exemption under Section 883 of the Code.

If U.S. tax authorities were to treat us or one or more of our subsidiaries as a “passive foreign investment company,” there could be adverse tax consequences to U.S. holders.

A non-U.S. corporation will be treated as a “passive foreign investment company” (or a “PFIC”) for U.S. federal income tax purposes if either (i) at least 75% of its gross income for any taxable year consists of certain types of  “passive income,” or (ii) at least 50% of the average value of the corporation’s assets produce, or are held for the production of, such types of  “passive income.” For purposes of these tests, “passive income” includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of trade or business. For purposes of these tests, time and voyage charter income is generally viewed as income derived from the performance of services and not rental income and, therefore, would not constitute “passive income.” U.S. stockholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

U.S. shareholders of a PFIC generally are subject to an adverse U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC, and would be subject to annual information reporting to the U.S. Internal Revenue Service (the “IRS”). If we were to be treated as a PFIC for any taxable year (and regardless of whether we remained a PFIC for subsequent taxable years), a U.S. shareholder who does not make certain mitigating elections (as described more fully in this prospectus under “Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Consequences of Possible PFIC Classification”) would be required to allocate ratably over such U.S. shareholder’s holding period any “excess distributions” received (i.e., the portion of any distributions received on our common stock in a taxable year in excess of 125% of certain average historic annual distributions) and any gain realized on the sale, exchange or other disposition of our common stock. The amount allocated to the current taxable year and any year prior to the first year in which we were a PFIC would be subject to U.S. federal income tax as ordinary income and the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year. An interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Investors in our common stock are urged to consult with their own tax advisors regarding the tax consequences of the PFIC rules to them, including the benefit of any available mitigating elections. For a more complete discussion of the U.S. Federal income tax consequences of passive foreign investment company characterization, see “Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Consequences of Possible PFIC Classification.”

Based on our current and projected operations, we do not believe that we (or any of our subsidiaries) were a PFIC in our 2017 taxable year, and we do not expect to become (or any of our subsidiaries to become) a PFIC with respect to the 2018 or any later taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time chartering activities does not constitute “passive income,” and the assets that we own and operate in connection with the production of that income do not constitute “passive assets.” There is, however, no direct legal authority under the PFIC rules addressing our method of operation. Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are (or were in a prior taxable year) a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any taxable year if there were to be changes in the nature and extent of our operations.

If U.S. tax authorities were to treat Pyxis as a “controlled foreign corporation,” there could be adverse U.S. federal income tax consequences to certain U.S. investors.

If more than 50% of the voting power or value of our shares is treated as owned by U.S. citizens or residents, U.S. corporations or partnerships, or U.S. estates or trusts (as defined for U.S. federal income tax purposes), each of which owned at least 10% of our voting power or value (each, a “U.S. Stockholder”), then we and one or more of our subsidiaries will be a controlled foreign corporation (or “CFC”) for U.S. federal income tax purposes. If we were treated as a CFC for any taxable year, our U.S. Stockholders may face adverse U.S. federal income tax consequences and information reporting obligations. See “Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Consequences of Controlled Foreign Corporation Classification of Pyxis.”

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Risks Related to Future Offerings

There is no existing trading market for our preferred stock, debt securities, warrants, purchase contracts, rights or units.

There is no existing trading market for our preferred stock, debt securities, warrants, purchase contracts, rights or units. As a result, there can be no assurance that a liquid market will develop or be maintained for those securities, or that a purchaser will be able to sell any of those securities at a particular time (if at all). We may not list the preferred stock, debt securities, warrants, purchase contracts, rights or units on any U.S. securities exchange.

Future sales may affect the market price of our common stock.

In order to finance future operations, we may determine to raise funds through the issuance of additional shares of common stock or the issuance of debt instruments or other securities convertible into shares of common stock. We cannot predict the size of future issuances of common stock or the issuance of debt instruments or other securities convertible into shares of common stock or the dilutive effect, if any, that future issuances and sales of our securities will have on the market price of our common stock. These sales may have an adverse impact on the market price of our common stock.

Our management will have substantial discretion concerning the use of proceeds.

Our management will have substantial discretion concerning the use of proceeds of an offering under any prospectus supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of securities under any prospectus supplement. Management may use the net proceeds of any offering of securities under any prospectus supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the years ended December 31, 2014, 2015 and 2016, and for the nine months ended September 30, 2017. No preferred stock dividends were paid during the periods.

	Year Ended December 31,			Nine months Ended September 30,
	2014	2015	2016	2017
(Loss) / Earnings:
Net (loss) / income	(19,243)	3,505	(5,813)	(3,794)
Add: Fixed charges (calculated below)	1,932	2,544	2,810	2,157
Add: Amortization of capitalized interest	17	28	28	21
Less: Capitalized interest	(228)	(13)	–	–
Total (Loss) / Earnings	(17,522)	6,064	(2,975)	(1,616)

Fixed Charges:
a) Interest expensed and capitalized	1,796	2,371	2,646	2,041
b) Amortization of deferred financing costs	136	173	164	116
Total Fixed Charges	1,932	2,544	2,810	2,157

Ratio of Earnings to Fixed Charges (1)(2)		2.4x
Dollar amount of the Coverage Deficiency	19,454		5,785	3,773

(1) For purposes of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations prepared under GAAP, plus amortization of capitalized interest, less capitalized interest, plus fixed charges, where fixed charges represent interest incurred and amortized, plus amortization of deferred financing costs.

(2) For the periods that the ratio is less than one-to-one, earnings were inadequate to cover fixed charges.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities offered by us as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock offered by the selling stockholders pursuant to this prospectus.

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CAPITALIZATION

Updated information about our capitalization will be included in applicable future prospectus supplements.

The following table sets forth our capitalization at September 30, 2017:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the following transactions:

○	the issuance and sale of the common stock in the Private Placement (as defined herein) resulting in net proceeds of approximately $4.3 million, after deducting estimated expenses related to the sale of $0.5 million payable by us; and

○	the issuance of 200,000 restricted shares of our common stock that were granted to one of our senior officers and the resulting non-cash share based compensation of $0.4 million as discussed in Note 8 of our interim consolidated financial statements included in our Current Report on Form 6-K, filed with the SEC on December 19, 2017, incorporated by reference herein (the “December 19 6-K”).

The table below does not reflect our obligation to satisfy the Make-Whole Right following the consummation of this offering. See “Item 4. Information on the Company — the LookSmart Agreement and Make-Whole Right” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 28, 2017 and incorporated by reference herein.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements and the section entitled “Management’s Discussion and Analysis of Financial Results” included in the December 19 6-K, as well as the section entitled “Use of Proceeds” in this prospectus.

(In thousands of U.S. Dollars, except per share data)	As of September 30, 2017
	Actual	As Adjusted
Cash and cash equivalents, including restricted cash	$5,604	$9,904

Current Debt(1):
Bank loans(2)	7,200	7,200
Non-current debt(1):
Bank loans(2)	61,079	61,079
Unsecured promissory note(3)	2,500	2,500

Total Debt	70,779	70,779

Stockholders’ Equity
Preferred stock ($0.001 par value); 50,000,000 shares authorized; none issued, actual and as adjusted	–	–
Common stock ($0.001 par value); 450,000,000 shares authorized; 18,277,893 and 20,877,893 shares issued and outstanding, actual and as adjusted, respectively	18	21
Additional paid-in capital	70,123	74,775
Accumulated Deficit	(25,182)	(25,537)

Total stockholders’ equity	44,959	49,259
Total capitalization	$115,738	$120,038

(1) Subsequent to September 30, 2017, we have paid $1.7 million towards scheduled principal repayments of our various debt obligations, which are not reflected in the table above.

(2) Our vessel owning subsidiaries, as borrowers, entered into loan agreements to finance the purchase of each of the vessels in our fleet. For more information on our loan agreements, see our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 28, 2017 and incorporated by reference in this prospectus.

(3) On December 29, 2017, we entered into an amendment to the promissory note we issued in favor of Maritime Investors on October 28, 2015 to increase the outstanding balance from $2,500,000 to $5,000,000. For more information, see our Current Report on Form 6-K, filed with the SEC on January 2, 2018.

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PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on NASDAQ under the symbol “PXS.” The high and low sales prices of shares of our common stock on NASDAQ are presented for the periods listed below.

For the year ended December 31,	High	Low
2015	$4.30	$1.26
2016	$4.27	$0.55
2017	$12.22	$0.90

For the quarter ended	High	Low
March 31, 2016	$2.05	$0.55
June 30, 2016	$4.27	$1.92
September 30, 2016	$3.52	$2.07
December 31, 2016	$4.25	$1.89
March 31, 2017	$3.00	$1.92
June 30, 2017	$2.33	$0.90
September 30, 2017	$2.06	$1.53
December 31, 2017	$12.22	$1.50
March 31, 2018(1)	$3.88	$1.17

For the months	High	Low
August 2017	$1.95	$1.53
September 2017	$2.06	$1.82
October 2017	$2.03	$1.50
November 2017	$5.25	$1.55
December 2017	$12.22	$1.92
January 2018	$3.88	$1.62
February 2018(2)	$1.77	$1.17

(1)	From January 1, 2018 through February 12, 2018
(2)	Through and including February 12, 2018

On February 23, 2016, we received a deficiency notice from The NASDAQ Stock Market, Inc. stating that, for a period of 30 consecutive trading days, our shares of common stock closed below the minimum price of  $1.00 per share as required for continued listing on NASDAQ. In accordance with the notice, we had until August 22, 2016, or 180 calendar days from the date of the notice, to regain compliance with NASDAQ’s continued listing minimum closing bid price requirements (Marketplace Rule 5550(a)(2)). We received a written notification from the exchange on March 11, 2016 stating that the closing bid price of our shares had been $1.00 per share or higher for 10 consecutive trading days, from February 26 to March 10, 2016, and, accordingly, we were again in compliance with the exchange’s minimum closing bid price rule.

On June 1, 2017, our shares of common stock closed at the price of  $0.99 per share. However, the closing price of our shares has remained above $1.00 per share since that date.

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DESCRIPTION OF CAPITAL STOCK

We are a corporation organized under the laws of the Republic of the Marshall Islands and are subject to the provisions of Marshall Islands law. Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, of which 20,877,893 shares are currently issued and outstanding and 50,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. All of our shares of stock are in registered form. There are no limitations on the rights to own securities, including the rights of non-resident or foreign stockholders to hold or exercise voting rights on the securities, imposed by Marshall Islands law or by our Articles of Incorporation or Bylaws.

The following is a description of the material terms of our Articles of Incorporation and Bylaws. Please see our Articles of Incorporation and Bylaws, copies of which have been filed as Exhibits 3.1 and 3.2, respectively, to our Registration Statement on Form F-4 (File No. 333-203598) filed with the SEC on April 23, 2015. The information contained in these exhibits is incorporated by reference herein.

Purpose

Our purpose, as stated in our Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capital Stock

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock are entitled to receive pro rata the remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority to authorize the issuance from time to time of one or more classes of preferred stock with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by our board of directors providing for the issuance of such preferred stock. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of stockholders entitled to vote. There is no provision for cumulative voting.

Directors are elected annually on a staggered basis. There are three classes of directors; each class serves a separate term length. Our board of directors has the authority to, in its discretion, fix the amounts which shall be payable to members of the board of directors and to members of any committee for attendance at the meetings of the board of directors or of such committee and for services rendered to us.

Certain Provisions of Our Articles of Incorporation and Bylaws

Certain provisions of Marshall Islands law and our Articles of Incorporation and Bylaws could make the acquisition of Pyxis by means of a tender offer, a proxy contest, or otherwise, and the removal of our incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Pyxis to work with our management.

Our Articles of Incorporation and Bylaws include provisions that:

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●	allow our board of directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;

●	provide for a classified board of directors with staggered, three year terms;

●	prohibit cumulative voting in the election of directors;

●	prohibit stockholder action by written consent unless consent is signed by all stockholders entitled to vote on the action;

●	authorize the removal of directors only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock cast at an annual meeting of stockholders;

●	require that special meetings of our stockholders be called only by a majority of our board of directors or the chairman of the board; and

●	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.

Our Articles of Incorporation also prohibit us from engaging in any “Business Combination” with any “Interested Shareholder” (as such terms are explained further below) for a period of three years following the date the stockholder became an Interested Shareholder, unless:

●	prior to such time, our board of directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Shareholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the Business Combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the Interested Shareholder; or

●	the stockholder became an Interested Shareholder prior to March 23, 2015.

These restrictions shall not apply if:

●	a stockholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between Pyxis and such stockholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

●	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required of a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of our board of directors then in office (but not less than one) who were directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to:

(a) a merger or consolidation of Pyxis (except for a merger in respect of which, pursuant to the BCA, no vote of our stockholders is required);

(b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Pyxis or of any direct or indirect majority-owned subsidiary of Pyxis (other than to any direct or indirect wholly-owned subsidiary or to Pyxis) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Pyxis determined on a consolidated basis or the aggregate market value of all the outstanding shares; or

(c) a proposed tender or exchange offer for 50% or more of our outstanding voting shares.

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Our Articles of Incorporation define a “Business Combination” to include:

●	any merger or consolidation of Pyxis or any direct or indirect majority-owned subsidiary of Pyxis with (i) the Interested Shareholder or any of its affiliates, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Shareholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of Pyxis, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of Pyxis or of any direct or indirect majority-owned subsidiary of Pyxis which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of Pyxis determined on a consolidated basis or the aggregate market value of all the outstanding shares;

●	any transaction which results in the issuance or transfer by Pyxis or by any direct or indirect majority-owned subsidiary of Pyxis of any shares, or any share of such subsidiary, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a merger with a direct or indirect wholly-owned subsidiary of Pyxis solely for purposes of forming a holding company; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares, or shares of any such subsidiary, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (D) pursuant to an exchange offer by Pyxis to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by Pyxis; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the any class or series of shares;

●	any transaction involving Pyxis or any direct or indirect majority-owned subsidiary of Pyxis which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares, or shares of any such subsidiary, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

●	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a stockholder of Pyxis), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted above) provided by or through Pyxis or any direct or indirect majority-owned subsidiary.

Our Articles of Incorporation define an “Interested Shareholder” as any person (other than Pyxis, Maritime Investors and any direct or indirect majority-owned subsidiary of Pyxis or Maritime Investors and its affiliates) that:

●	is the owner of 15% or more of our outstanding voting shares; or

●	is an affiliate or associate of Pyxis and was the owner of 15% or more of the outstanding voting shares of Pyxis at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; and the affiliates and associates of such person; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by Pyxis; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting shares of Pyxis, except as a result of further Company action not caused, directly or indirectly, by such person.

Stockholder Meetings

Under our Bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special stockholder meetings may be called at any time by the majority of our board of directors or the chairman of the board. No business may be conducted at the special meeting other than the business brought before the special meeting by the majority of our board of directors or the chairman of the board. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

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Interested Transactions

Our Bylaws provide that no contract or transaction between us and one or more of our directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of its directors or officers are our directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose, if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to our board of directors or its committee and our board of directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as provided in the BCA, by unanimous vote of the disinterested directors; (ii) the material facts as to the relationship or interest are disclosed to the stockholders, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or (iii) the contract or transaction is fair to us as of the time it is authorized, approved or ratified, by our board of directors, its committee or the stockholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is VStock Transfer, LLC.

Listing

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “PXS.”

Private Placement of Common Stock

On December 8, 2017, we completed the sale of the common stock in a private placement exempt from registration under the Securities Act and received net proceeds of approximately $4.8 million (the “Private Placement”). The shares of our common stock sold in the Private Placement were registered pursuant to the Registration Statement on Form F-3 filed on December 19, 2017, which became effective on January 3, 2018.

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MARSHALL ISLANDS COMPANY CONSIDERATIONS

We are a corporation organization under the laws of the Republic of the Marshall Islands. Marshall Islands law and our Articles of Incorporation and Bylaws govern the rights of our stockholders. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Republic of the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as courts in the United States. Thus, when you become a stockholder of Pyxis you may have more difficulty in protecting your interests in the face of actions by the management, directors or significant stockholders than would stockholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to stockholders’ rights. You also should review our Articles of Incorporation and Bylaws previously filed with the SEC, as well as the Delaware corporate law and corporate laws of the Republic of the Marshall Islands, including the BCA, to understand how these laws apply to us.

STOCKHOLDER MEETINGS

Marshall Islands	Delaware

Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws	Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held within or outside the Marshall Islands.	May be held within or outside Delaware.

Notice:	Notice:

Whenever stockholders are required to take any action at a meeting, written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting. Notice of a special meeting shall also state the purpose for which the meeting is called.	Whenever stockholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communications, if any.

A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	Written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting.

STOCKHOLDERS’ VOTING RIGHTS

Marshall Islands	Delaware

Any action required to be taken by a meeting of stockholders may be taken without meeting if consent is in writing and is signed by all the stockholders entitled to vote.	Any action required to be taken at a meeting of stockholders may be taken without a meeting if a consent for such action is in writing and is signed by stockholders having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him or her by proxy.

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Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Except as otherwise required by the BCA or the articles of incorporation, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote, and, except as required or permitted by the BCA or our articles of incorporation, any other corporate action shall be authorized by a majority of votes cast by holders of shares entitled to vote thereon.	Unless otherwise specified in the certificate of incorporation or by-laws, directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of directors, and, in all other matters, the affirmative vote of the majority of the shares entitled to vote on the subject matter shall be the act of the stockholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

MERGER OR CONSOLIDATION

Marshall Islands	Delaware

Any two or more domestic corporations may merge into a single corporation if approved by the board and if authorized by a majority vote of the holders of outstanding shares of each corporation at a stockholder meeting.	Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by stockholders of each constituent corporation at an annual or special meeting.

Any sale, lease, exchange or other disposition of all or substantially all the assets of a corporation, if not made in the corporation’s usual or regular course of business, once approved by the board, shall be authorized by the affirmative vote of two-thirds of the shares of those entitled to vote at a stockholder meeting.	Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board of directors deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote.

Any domestic corporation owning at least 90% of the outstanding shares of each class of another domestic corporation may merge such other corporation into itself without the authorization of the stockholders of any corporation.	Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

Any mortgage, pledge of or creation of a security interest in all or any part of the corporate property may be authorized without the vote or consent of the stockholders, unless otherwise provided for in the articles of incorporation.	Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Dissenters’ Rights of Appraisal

Marshall Islands	Delaware

Stockholders have a right to dissent from a merger or consolidation or sale or exchange of all or substantially all assets not made in the usual and regular course of business, and receive payment of the fair value of their shares. However, the right of dissenting shareholders under the BCA to receive payment of the appraised fair value of their shares may not be available “for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.” The right of a dissenting stockholder to receive payment of the fair value of his or her shares shall not be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation.	Appraisal rights shall be available for the shares of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is offered for consideration is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

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A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:	The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets.

Alters or abolishes any preferential right of any outstanding shares having preferences; or

Creates, alters, or abolishes any provision or right in respect to the redemption of any outstanding shares; or

Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

DIRECTORS

Marshall Islands	Delaware

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

The number of board members may be changed by an amendment to the bylaws, by the stockholders, or by action of the board under the specific provisions of a bylaw.	The number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by an amendment to the certificate of incorporation.

If the board is authorized to change the number of directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the term of any incumbent director.	If the number of directors is fixed by the certificate of incorporation, a change in the number shall be made only by an amendment of the certificate.

Members of a board of directors owe a fiduciary duty to the company to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.	The business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

REMOVAL

Marshall Islands	Delaware

Any or all of the directors may be removed for cause by vote of the stockholders.	Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the stockholders.	In the case of a classified board, stockholders may affect removal of any or all directors only for cause.

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STOCKHOLDER’S DERIVATIVE ACTIONS

MARSHALL ISLANDS	DELAWARE

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.	Other requirements regarding derivative suits have been created by judicial decision, including that a stockholder may not bring a derivative suit unless he or she first demands that the corporation sue on its own behalf and that demand is refused (unless it is shown that such demand would have been futile).

Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic of The Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

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DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the title, designation, aggregate principal amount and authorized denominations;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount;

●	the maturity date or dates, and the right, if any, to extend such date or dates;

●	the interest rate per annum (which may be fixed or variable), if any, or the method used to determined such rate or rates, whether the rate may be reset upon certain designated events and, in the case of variable rate securities, the notice, if any, to holders regarding the determination of interest and the manner of giving notice;

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which securities shall be redeemed, purchased, converted or exchanged, including into or for, as applicable, shares of our common stock or preferred stock;

●	the terms and conditions upon which conversion or exchange of any convertible or exchangeable debt securities may be effected, including the conversion or exchange price, the conversion or exchange period and other conversion or exchange provisions;

●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

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●	the applicability and terms of any guarantees;

●	the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any addition to or change in the events of default set forth in this prospectus and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the debt securities;

●	whether the debt securities will be issued in the form of global securities or certificates in registered form, and if the former, the depository for such global securities;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the debt securities; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

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Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the applicable prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;

●	our ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

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Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

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Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the number and type of our securities purchasable upon exercise of such warrants;

●	the price at which our securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to 5,233,222 shares of our common stock by the selling stockholders identified in the table below.

The table below has been prepared based on information available to us or furnished to us by the selling stockholders as of February 13, 2018 and provides information about the number of shares of common stock beneficially owned by each selling stockholder that may be offered for sale under this prospectus. The selling stockholders may currently hold or acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of common stock since the date on which the information in the following table is presented, in transactions exempt from or not subject to the registration requirements of the Securities Act.

Information concerning the selling stockholders may change from time to time and, to the extent required, we will supplement this prospectus accordingly.

	Beneficial Ownership Prior to Offering			Beneficial Ownership After Offering
Name and Address of Selling Stockholder	Number of Shares of Common Stock	Percent of Shares of Common Stock**	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock	Percent of Shares of Common Stock**
Antonios C. Backos(1) 59 K. Karamanli Street Maroussi 15125 Greece	11,074	*	11,074	—	—

Konstantinos Lytras(2) 59 K. Karamanli Street Maroussi 15125 Greece	11,074	*	11,074	—	—

Maritime Investors Corp.(3) 59 K. Karamanli Street Maroussi 15125 Greece	17,002,445	81.4	5,000,000	—	—

Henry P. Williams(4) 59 K. Karamanli Street Maroussi 15125 Greece	211,074	1.0	211,074	—	—

*	Less than one percent.
**	Based on a total of 20,877,893 shares of common stock issued and outstanding on February 13, 2018.

(1)	Antonios C. Backos, the General Counsel, Senior Vice President, and Secretary of Pyxis Tankers Inc., has voting and investment power over the shares.

(2)	Konstantinos Lytras, the Chief Operating Officer of Pyxis Tankers Inc., has voting and investment power over the shares.

(3)	Valentios (“Eddie”) Valentis, the Chief Executive Offer of Pyxis Tankers Inc., is the sole shareholder of Maritime Investors Corp. and has voting and investment power over the shares.

(4)	Henry P. Williams, the Chief Financial Officer of Pyxis Tankers, Inc., has voting and investment power over the shares.

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PLAN OF DISTRIBUTION

We or the selling stockholders may sell or distribute the securities included in this prospectus in any one or more of the following ways:

●	directly to one or more purchasers in privately negotiated transactions;

●	through underwriters;

●	through ordinary brokerage transactions, or other transactions involving brokers, dealers or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	through block trades (including crosses) in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	through trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

●	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through short sales;

●	in hedging transactions;

●	through the distribution by a selling stockholder to its partners, members or stockholders;

●	through a combination of any of the above methods of sale; or

●	by any other method permitted pursuant to applicable law.

The prices at which the securities offered by this prospectus are sold may include:

●	a fixed price or prices, which may be changed;

●	prevailing market prices at the time of sale;

●	prices related to prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	varying prices determined at the time of sale; or

●	negotiated prices.

At the time a particular offering of our securities is made, a prospectus supplement, if required, will be distributed, which will set forth the terms of the offering, including (1) the aggregate amount of securities being offered, (2) the purchase price of the securities, (3) the initial offering price of the securities, (4) the name or names of any underwriters, broker-dealers or agents, (5) any discounts, commissions and other terms constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, (6) any other offering expenses, (7) any securities exchanges on which the securities may be listed, (8) the method of distribution of the securities, (9) the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers, and (10) any other material information.

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We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, in short sale transactions. If such short sale transactions occur, the third party may use securities pledged by us or the selling stockholders or borrowed from us to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be deemed to be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling stockholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling stockholders that participate with us or the selling stockholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

If the selling stockholder sell securities through underwriters or broker-dealers, each selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions applicable to the sale of such selling stockholder’s securities.

The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of the securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

In order to comply with the securities laws of certain states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the securities offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the securities by the selling stockholders. There can be no assurance that any selling stockholder will sell any or all of the securities pursuant to this prospectus.

We, our executive officers, our directors and the selling stockholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

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TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences of owning or disposing of our common stock. The discussion set forth below is based upon the Code, Treasury regulations and judicial and administrative rulings and decisions all as in effect and available on the date hereof and all of which are subject to change, possibly with retroactive effect. In addition, the application, and interpretation of, certain aspects of the PFIC rules, referred to below, and of new tax legislation enacted in December 2017 (commonly known as the “Tax Cuts and Jobs Act” (or “TCJA”)) require the issuance of regulations and other guidance which in many instances have not been promulgated or provided and which may have retroactive effect. There can be no assurance that any of these regulations or other guidance will be enacted, promulgated or provided, and if so, the form they will take or the effect that they may have on this discussion. This discussion is not binding on the IRS or the courts and prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

Further, the following summary does not deal with all U.S. federal income tax consequences applicable to any given investor; nor does it address the U.S. federal income tax considerations applicable to categories of investors subject to special taxing rules, such as brokers, expatriates, banks, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, controlled foreign corporations, individual retirement or other tax-deferred accounts, dealers or traders in securities or currencies, traders in securities that elects to use a mark-to-market method of accounting for their securities holdings, partners and partnerships, S corporations, estates and trusts, investors that would hold their common stock as part of a hedge, straddle or an integrated or conversion transaction, investors whose “functional currency” is not the U.S. dollar or investors that own, directly or indirectly, 10% or more of Pyxis’ stock by vote or value. Furthermore, the discussion does not address alternative minimum tax consequences or estate or gift tax consequences, or any state tax consequences, and this discussion is generally limited to investors that will hold our common stock as “capital assets” within the meaning of Section 1221 of the Code. Each prospective investor is strongly urged to consult, and depend on, his, her or its own tax advisor in analyzing the U.S. federal, state, local and non-U.S. tax consequences particular to such investor of the acquisition, ownership or disposition of Pyxis common stock.

THIS DISCUSSION SHOULD NOT BE VIEWED AS TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS ANY OTHER TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION, THE EFFECT OF ANY CHANGES IN APPLICABLE TAX LAW, AND YOUR ENTITLEMENT TO BENEFITS UNDER AN APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Taxation of Pyxis

Taxation of Operating Income

Unless exempt from U.S. federal income taxation under the rules described below in “The Section 883 Exemption,” a non-U.S. corporation that earns only shipping income (as described below) is generally subject to U.S. federal income taxation under one of two alternative tax regimes: (1) the 4% gross basis tax, or (2) the net basis tax and branch profits tax. Because Pyxis and its subsidiaries are organized in the Marshall Islands and there is no comprehensive income tax treaty between the Marshall Islands and the United States, Pyxis and its subsidiaries cannot claim an exemption from such taxes under a treaty.

The 4% Gross Basis Tax

The United States imposes a 4% U.S. federal income tax (without allowance of any deductions) on a non-U.S. corporation’s gross U.S.-source shipping income to the extent such income is not treated as effectively connected with the conduct of a U.S. trade or business. For this purpose, shipping income includes income from (i) the use of a vessel, (ii) hiring or leasing of a vessel for use on a time, operating or bareboat charter basis or (iii) the performance of services directly related to the use of a vessel (and thus includes voyage, time and bareboat charter income). The U.S.-source portion of shipping income is 50% of the income attributable to voyages that begin or end, but not both begin and end, in the United States. As a result of this sourcing rule, the effective tax is 2% of the gross income attributable to voyages beginning or ending in the United States. Generally, no amount of the income from voyages that begin and end outside the United States is treated as U.S.-source income, and consequently none of the shipping income attributable to such voyages is subject to this 4% tax. Although the entire amount of shipping income from voyages that both begin and end in the United States would be U.S.–source income, Pyxis does not expect to have any shipping income from voyages that both begin and end in the United States.

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The Net Basis Tax and Branch Profits Tax

Pyxis does not expect to engage in any activities in the United States or otherwise have a fixed place of business in the United States. Nonetheless, if this situation were to change or if Pyxis were to be treated as engaged in a U.S. trade or business, all or a portion of Pyxis’ taxable income, including gain from the sale of vessels, could be treated as effectively connected with the conduct of this U.S. trade or business (or “Effectively Connected Income”). Any Effectively Connected Income, net of allowable deductions, would be subject to U.S. federal corporate income tax (with the highest statutory rate currently being 21%). In addition, Pyxis also may be subject to a 30% “branch profits” tax on earnings effectively connected with the conduct of the U.S. trade or business (as determined after allowance for certain adjustments), and on certain interest paid or deemed paid that is attributable to the conduct of our U.S. trade or business. The 4% gross basis tax described above is inapplicable to income that is treated as Effectively Connected Income. Pyxis’ U.S.-source shipping income would be considered to be Effectively Connected Income only if Pyxis has or is treated as having a fixed place of business in the United States involved in the earning of U.S.-source gross shipping income and substantially all of Pyxis’ U.S.-source gross shipping income is attributable to regularly scheduled transportation (such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States). Based on its intended mode of shipping operations and other activities, Pyxis does not expect to have any Effectively Connected Income.

The Section 883 Exemption

The 4% gross basis tax, the net basis tax and the branch profits tax described above are inapplicable to shipping income that qualifies for exemption under Section 883 of the Code (the “Section 883 Exemption”). To qualify for the Section 883 Exemption, a non-U.S. corporation must, among other things:

●	be organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States (an “Equivalent Exemption”);

●	satisfy one of the following three ownership tests (discussed in more detail below): (1) the more than 50% ownership test (the “50% Ownership Test”), (2) the controlled foreign corporation test (the “CFC Test”) or (3) the “Publicly Traded Test”; and

●	meet certain substantiation, reporting and other requirements (which include the filing of U.S. income tax returns).

Pyxis is organized under the laws of the Republic of the Marshall Islands. Each of the vessels in Pyxis’ existing fleet will be owned by a separate wholly-owned subsidiary organized in the Republic of the Marshall Islands. Some of these subsidiaries may make elections to be treated as disregarded entities for U.S. federal income tax purposes, in which case all of their income, assets and operations will be attributed to Pyxis. If Pyxis makes an election to treat any subsidiary as a disregarded entity, certain U.S. Holders may have U.S. federal income tax reporting obligations in respect of those subsidiaries on IRS Form 8858 if, as discussed under “U.S. Federal Taxation of U.S. Holders — Consequences of Controlled Foreign Corporation Classification of Pyxis,” Pyxis is treated as a CFC. U.S. Holders are urged to consult with their own tax advisers regarding any such reporting obligations. The Treasury recognizes the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption; therefore, Pyxis and/or one or more of its subsidiaries meet the first requirement for the Section 883 Exemption.

If the shareholdings in Pyxis are such that Pyxis believes that it or one or more of its subsidiaries may satisfy one of the ownership tests for claiming the Section 883 Exemption in respect of U.S.-source shipping income, Pyxis intends to attempt to comply with the substantiation, reporting and other requirements that are applicable under Section 883 of the Code to claim the exemption. However, the substantiation requirements may require cooperation of the stockholders of Pyxis and there is no assurance that a sufficient number of stockholders will cooperate with Pyxis.

The 50% Ownership Test

In order to satisfy the 50% Ownership Test, a non-U.S. corporation must be able to substantiate that more than 50% of the value of its shares is owned, directly or indirectly, by “Qualified Shareholders.” For this purpose, Qualified Shareholders include: (1) individuals who are residents (as defined in the Treasury regulations promulgated under Section 883 of the Code (the “Section 883 Regulations”)) of countries, other than the United States, that grant an Equivalent Exemption, (2) non-U.S. corporations that meet the Publicly Traded Test and are organized in countries that grant an Equivalent Exemption, or (3) certain foreign governments, non-profit organizations, and beneficiaries of foreign pension funds. In order for a stockholder to be a Qualified Shareholder, there cannot be any bearer shares in the chain of ownership between the stockholder and the taxpayer claiming the exemption. A corporation claiming the Section 883 Exemption based on the 50% Ownership Test must obtain all the facts necessary to satisfy the IRS that the 50% Ownership Test has been satisfied (as detailed in the Section 883 Regulations) and must meet certain substantiation and reporting requirements. As of our last completed offering of common stock, it was more likely than not that Pyxis would be able to satisfy the 50% Ownership Test due to the expected ownership of its shares.

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The CFC Test

The CFC Test requires that the non-U.S. corporation be treated as a CFC for U.S. federal income tax purposes for more than half of the days in the taxable year. In addition, more than 50% of the value of the shares of the CFC must be owned by qualifying U.S. persons for more than half of the days during the taxable year concurrent with the period of time that such non-U.S. corporation qualifies as a CFC. For this purpose, a qualifying U.S. person is defined as a U.S. citizen, a resident alien, a domestic corporation or domestic trust, in each case, if such U.S. person, and each intermediary in the chain of ownership between such non-U.S. corporation and the qualified U.S. person, provides such non-U.S. corporation with an ownership statement signed under penalty of perjury. Please read “—U.S. Federal Income Taxation of Pyxis—The Publicly Traded Test.” Pyxis did not believe that it would be a CFC as a result of its last completed offering of common stock based on the expected ownership of its shares.

The Publicly Traded Test

The Publicly Traded Test requires that one or more classes of equity representing more than 50% of the voting power and value in a non-U.S. corporation be “primarily and regularly traded” on an established securities market either in the United States or in a foreign country that grants an Equivalent Exemption. The Section 883 Regulations also generally provide that shares will be considered to be “regularly traded” on an established securities market if one or more classes of shares in the corporation representing in the aggregate more than 50% of the total combined voting power and value of all classes of shares of the corporation are listed on an established securities market. Pyxis’ common stock is listed on the NASDAQ Capital Market exchange, which may be considered an established securities market in the United States; therefore Pyxis expects that its common stock may be deemed to be “regularly traded” on an established securities market, provided the further requirements described below are met.

Under the applicable Treasury regulations, in order for Pyxis’ common stock to be considered “regularly traded” on an established securities market, it is further required that with respect to each class of stock relied upon to meet the listing threshold (1) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (2) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. As of the date hereof, Pyxis cannot determine whether it will satisfy the trading frequency and trading volume tests in any current or future taxable year. However, the Section 883 Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if such class of stock is traded on an established market in the United States and such stock is regularly quoted by dealers making a market in such stock.

Notwithstanding the foregoing, the applicable Treasury regulations provide, in pertinent part, that a class of Pyxis’ stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of such class of the outstanding shares of Pyxis’ stock is owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year by a person or persons who each own 5% or more of the vote and value of such class of Pyxis’ outstanding stock, which Pyxis refers to as the “Five Percent Override Rule.” For purposes of being able to determine the persons who own 5% or more of Pyxis’ common stock (each, a “5% Shareholder”) the Treasury regulations permit Pyxis to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the SEC, as having a 5% or more beneficial interest in Pyxis’ common Stock. The applicable Treasury regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes. In the event the Five Percent Override Rule is triggered, the Section 883 Regulations provide that the Five Percent Override Rule will nevertheless not apply if Pyxis can establish that within the group of 5% Shareholders, there are sufficient Qualified Shareholders for purposes of the Section 883 Exemption to preclude non-Qualified Shareholders in such group from owning 50% or more of Pyxis’ common stock for more than half the number of days during the taxable year.

For 2017, we expect that one or more 5% Shareholders will own collectively more than 50% of our stock on more than half of the days during the taxable year. Thus, Pyxis anticipates that its common stock will be subject to the Five Percent Override Rule, unless it can establish that among the 5% Shareholders sufficient shares are owned, directly or indirectly, by one or more Qualified Shareholders for purposes of the Section 883 Exemption to preclude non-Qualified Shareholders in such group from owning 50% or more of Pyxis’ common stock for more than half the number of days during the taxable year. Pyxis believes that sufficient shares are owned directly or indirectly by one or more Qualified Shareholders to preclude non-Qualified Shareholders from owning 50% or more of Pyxis’ common stock, and therefore Pyxis believes that it is more likely than not that it will satisfy the Publicly Traded Test.

If, after a future offering of common stock, the ownership of Pyxis is such that it will not satisfy the 50% Ownership Test, the CFC Test or the Publicly Traded Test, it will be subject to the 4% gross basis tax on its U.S.-source shipping income.

A corporation’s qualification for the Section 883 Exemption is determined for each taxable year. If Pyxis and/or one or more of its subsidiaries were not to qualify for the Section 883 Exemption in any year, the U.S. income taxes that become payable would have a negative effect on the business of Pyxis and its subsidiaries, and would result in decreased earnings available for distribution to Pyxis’ stockholders. If the shareholdings in Pyxis are such that Pyxis and/or one or more of its subsidiaries may qualify for the Section 883 Exemption, Pyxis would not be entitled to claim the exemption unless each of the stockholders needed to qualify for the 50% Ownership Test, the Publicly Traded Test or the CFC Ownership test provided Pyxis or the relevant subsidiary with a statement, signed under penalty of perjury, certifying such stockholder’s status as a qualifying stockholder for purposes of satisfying such tests. If in future years the stockholders fail to update or correct such statements, Pyxis and its subsidiaries may not continue to qualify for the Section 883 Exemption.

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U.S. Taxation of Gain on Sale of Vessels

If Pyxis qualifies for the Section 883 Exemption, then gain from the sale of any vessel may be exempt from tax under Section 883 of the Code. If, however, the gain is not exempt from tax under Section 883 of the Code, Pyxis will not be subject to U.S. federal income taxation with respect to such gain provided that the income from the vessel has never constituted Effectively Connected Income and that the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. To the extent possible, Pyxis will attempt to structure any sale of a vessel so that it is considered to occur outside of the United States.

U.S. Federal Income Taxation of U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of common stock that is an individual citizen or resident of the United States for U.S. federal income tax purposes, a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes). As used in this prospectus, a “Non-U.S. Holder” generally means any owner (or beneficial owner) of common stock that is not a U.S. Holder, other than a partnership. If a partnership holds common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding common stock should consult their own tax advisors regarding the tax consequences of an investment in the common stock (including their status as U.S. Holders or Non-U.S. Holders).

Distributions

Subject to the discussion of PFICs below, any distributions made by Pyxis with respect to its common stock to a U.S. Holder of common stock will generally constitute dividends, which may be taxable as ordinary income or qualified dividend income as described in more detail below, to the extent of Pyxis’ current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of Pyxis’ earnings and profits will be treated as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common stock and, thereafter, as capital gain.

U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from Pyxis, except that certain U.S. Holders that are corporations and that directly, indirectly or constructively own 10% or more of our voting power or value may be entitled to a 100% dividends received deduction under certain circumstances. The rules with respect to the dividends received deduction are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances and on whether Pyxis is a PFIC, CFC or both, among other things. You should consult your own tax advisor to determine the effect of the dividends received deduction on your ownership of our common stock.

Dividends paid with respect to our common stock generally will be treated as non-U.S. source income and generally will constitute “passive category income” for purposes of computing allowable foreign tax credits for U.S. federal foreign tax credit purposes. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. You should consult your own tax advisor to determine the foreign tax credit implications of owning our common stock, including rules regarding the ability to utilize foreign tax credits against income recognized currently by a U.S. Shareholder under the TCJA.

Dividends paid on the shares of a non-U.S. corporation to an individual U.S. Holder generally will not be treated as qualified dividend income that is taxable at preferential tax rates. However, dividends paid in respect of common stock to an individual U.S. Holder may qualify as qualified dividend income if: (1) the common stock of such non-U.S. corporation on which a dividend is paid is readily tradable on an established securities market in the United States; (2) such non-U.S. corporation is not a PFIC for the taxable year during which the dividend is paid or in the immediately preceding taxable year; (3) the individual U.S. Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the “ex dividend date” and (4) the individual U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Pyxis anticipates that the first requirement may be met, and anticipates that the second requirement will be met as more fully described below under “Consequences of Possible PFIC Classification.” Satisfaction of the final two requirements will depend on the particular circumstances of each individual U.S. Holder. Consequently, depending on the status of the U.S. Holder, the dividends paid to individual U.S. Holders in respect of Pyxis’ common stock may be treated as qualified dividend income and may not be taxed as ordinary income. Dividends received from Pyxis that are not eligible for the preferential tax rate will be taxed at the ordinary income rates.

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Consequences of Possible PFIC Classification

The Code provides special rules regarding certain distributions received by U.S. persons with respect to, and sales, exchanges and other dispositions, including pledges, of, shares of stock in a PFIC. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either: (1) 75% or more of its gross income is “passive” income, or (2) 50% or more of the average value of its assets (based on the average of the fair market values of the assets determined at the end of each quarterly period) is attributable to assets that produce passive income or are held for the production of passive income. For purposes of these tests, “passive income” generally includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of trade or business. Time and voyage charter income also generally is viewed as income derived from the performance of services and not rental income and, therefore, would not constitute “passive income,” although as discussed below case law has treated a time charter as a lease (thereby generating rental income) for a different tax purpose even though such a charter arrangement would have been treated as service contract income (generating services income) under IRS rulings. Under the look through rule, in determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

If a corporation is a PFIC in any taxable year that a person holds shares in the corporation (and was not a qualified electing fund (or “QEF”) with respect to such year, as discussed below), the shares held by such person will be treated as shares in a PFIC for all future years (absent an election which, if made, may require the electing person to pay taxes in the year of the election). A U.S. Holder of shares in a PFIC may be required to file an annual information return containing information regarding the PFIC as required by Treasury regulations.

While there are legal uncertainties involved in this determination, including as a result of adverse case law described below, Pyxis believes that (1) the time charters Pyxis (or its subsidiaries) has entered into should constitute service contracts rather than leases for U.S. federal income tax purposes and (2) as a result, the income from these charters should not constitute “passive income,” and the assets that Pyxis owns for the production of this income should not constitute passive assets.

In 2009, the Fifth Circuit Court of Appeals decided in Tidewater Inc. v. United States, 565 F.3d 299, that a typical time charter is a lease, and not a contract for the provision of transportation services. In that case, the court was considering a tax issue that turned on whether the taxpayer was a lessor where a vessel was under a time charter, and the court did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of the Tidewater case is applied to Pyxis’ situation and Pyxis’ time charters are treated as leases, Pyxis’ time charter income could be classified as rental income and Pyxis would be a PFIC unless more than 25% of its income is from spot charters or an active leasing exception applies. The IRS has announced that it will not follow the reasoning of the Tidewater case, and would have treated the income from the time charters at issue in Tidewater as services income and not as passive income including under the PFIC rules. Pyxis intends to take the position that all of its time chartering activities will generate active operating income and not passive leasing income.

Based on Pyxis’ intention and expectation that the income generated by it and its subsidiaries from spot, time and voyage chartering activities will be greater than 25% of their total gross income individually or in the aggregate at all relevant times, and that the gross value of their vessels subject to such charters will exceed the gross value of all other assets they own at all relevant times, Pyxis does not expect that it (or one or more of its subsidiaries) will constitute a PFIC with respect to any taxable year. However, there can be no assurance that Pyxis will be able to manage its vessels and its business so as to avoid being classified as a PFIC for any particular taxable year.

There can be no assurance that the nature of the assets, income and operations of Pyxis and its subsidiaries will remain the same in the future (notwithstanding Pyxis’ current expectations). Additionally, no assurance can be given that the IRS or a court of law will accept Pyxis’ position that the time charters Pyxis has entered into constitute service contracts rather than leases for U.S. federal income tax purposes, or that future changes of law will not adversely affect this position. Pyxis has not obtained a ruling from the IRS and does not intend to seek one. Any contest with the IRS may materially and adversely impact the market for the shares of Pyxis’ common stock and the prices at which they trade. In addition, the costs of any contest with the IRS will result in a reduction in cash available for distribution and thus will be borne indirectly by Pyxis’ stockholders.

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If Pyxis (and/or one or more of its subsidiaries) were to be classified as a PFIC in any year, each U.S. Holder of Pyxis’ common stock will be subject (in that year and all subsequent years) to special rules with respect to, unless such holder makes a QEF election or mark-to-mark election: (1) any “excess distribution” (generally defined as any distribution received by a stockholder in a taxable year that is greater than 125% of the average annual distributions received by the stockholder in the three preceding taxable years or, if shorter, the shareholder’s holding period for the shares), and (2) any gain realized upon the sale or other disposition of the common stock. Under these rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period;

●	the amount allocated to the current taxable year and any year prior to the first year in which Pyxis was a PFIC will be taxed as ordinary income in the current year; and

●	the amount allocated to each of the other taxable years in the U.S. Holder’s holding period will be subject to U.S. federal income tax at the highest rate in effect for the applicable class of taxpayer for that year, and an interest charge will be added as though the amount of the taxes computed with respect to these other taxable years were overdue.

In order to avoid the application of the PFIC rules discussed above, U.S. Holders may make a QEF election provided in Section 1295 of the Code in respect of their common stock. In lieu of the PFIC rules discussed above, a U.S. Holder that makes a valid QEF election will, in very general terms, be required to include its pro rata share of Pyxis’ ordinary income and net capital gains, unreduced by any prior year losses, in income for each taxable year (as ordinary income and long-term capital gain, respectively) and to pay tax thereon, even if the amount of that income is not the same as the distributions paid on the common stock during the year. If Pyxis later distributes the income or gain on which the U.S. Holder has already paid taxes under the QEF rules, the amounts so distributed will not again be subject to tax in the hands of the U.S. Holder. A U.S. Holder’s tax basis in any common stock as to which a QEF election has been validly made will be increased by the amount included in such U.S. Holder’s income as a result of the QEF election and decreased by the amount of nontaxable distributions received by the U.S. Holder. On the disposition of a common share, a U.S. Holder making the QEF election generally will recognize capital gain or loss equal to the difference, if any, between the amount realized upon such disposition and its adjusted tax basis in the common share. In general, a QEF election should be made on or before the due date for filing a U.S. Holder’s U.S. federal income tax return for the first taxable year for which Pyxis is a PFIC or, if later, the first taxable year for which the U.S. Holder held common stock by filing an IRS Form 8621. In this regard, a QEF election is effective only if certain required information is made available by the PFIC. Subsequent to the date that Pyxis first determines that it is a PFIC, Pyxis will use commercially reasonable efforts to provide any U.S. Holder of common stock, upon request, with the information necessary for such U.S. Holder to make the QEF election. A U.S. Holder whose QEF election is effective after the first taxable year during the holder’s holding period in which the corporation is a PFIC will continue to be subject to the excess distribution rules for years beginning with such first taxable year for which the QEF election is effective.

In addition to the QEF election, Section 1296 of the Code permits U.S. Holders to make a “mark-to-market” election with respect to marketable shares in a PFIC, generally meaning shares regularly traded on a qualified exchange or market and certain other shares considered marketable under Treasury regulations. Because Pyxis’ common stock may be regularly traded on a qualified exchange, Pyxis’ common stock may be treated as marketable for this purpose, and the mark-to-market election may be available if this is the case, unless or until the shares cease to meet applicable trading requirements. The excess distribution rules described above generally do not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if a U.S. Holder makes a mark-to-market election for PFIC stock after the beginning of the holder’s holding period for the stock, a coordination rule applies to ensure that the holder does not avoid the tax and interest charge with respect to amounts attributable to periods before the election.

If a U.S. Holder makes a mark-to-market election in respect of its common stock, such U.S. Holder generally would, in each taxable year: (1) include as ordinary income the excess, if any, of the fair market value of the common stock at the end of the taxable year over such U.S. Holder’s adjusted tax basis in the common stock, and (2) be permitted an ordinary loss in respect of the excess, if any, of such U.S. Holder’s adjusted tax basis in the common stock over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election (with the U.S. Holder’s basis in the common stock being increased and decreased, respectively, by the amount of such ordinary income or ordinary loss). The consequences of this election are generally less favorable than those of a QEF election for U.S. Holders that are sensitive to the distinction between ordinary income and capital gain, although this is not necessarily the case. U.S. Holders are urged to consult their tax advisors as to the consequences of making a mark-to-market or QEF election, as well as other U.S. federal income tax consequences of holding shares in a PFIC.

As previously indicated, if Pyxis (and/or one or more of its subsidiaries) were to be classified as a PFIC for a taxable year in which Pyxis pays a dividend or the immediately preceding taxable year, the preferential U.S. federal income tax rates for dividends and long-term capital gain of individual U.S. Holders (as well as certain trusts and estates) would not apply, and special rates would apply for calculating the amount of the foreign tax credit with respect to excess distributions.

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U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PYXIS’ STATUS AS A PFIC, AND, IF PYXIS (AND/OR ONE OR MORE OF ITS SUBSIDIARIES) IS TREATED AS A PFIC, AS TO THE EFFECT ON THEM OF, AND THE REPORTING REQUIREMENTS WITH RESPECT TO, THE PFIC RULES AND THE DESIRABILITY OF MAKING, AND THE AVAILABILITY OF, EITHER A QEF ELECTION OR A MARK-TO-MARKET ELECTION WITH RESPECT TO OUR COMMON STOCK. PYXIS PROVIDES NO ADVICE ON TAXATION MATTERS.

Consequences of Controlled Foreign Corporation Classification of Pyxis

If more than 50% of either the total combined voting power of the shares of Pyxis entitled to vote or the total value of all of Pyxis’ outstanding shares were owned, directly, indirectly or constructively by one or more U.S. Shareholders (i.e., (1) citizens or residents of the United States, (2) U.S. partnerships or corporations, or (3) U.S. estates or trusts (as defined for U.S. federal income tax purposes), each of which owned, directly, indirectly or constructively 10% or more of the total combined voting power or value of Pyxis shares entitled to vote), Pyxis and its wholly-owned subsidiaries generally would be treated as CFCs. U.S. Shareholders of a CFC generally are required to include in gross income their pro rata shares of the CFC’s “subpart F income,” investments in “United States property” and “global intangible low-taxed income” (or “GILTI”), each as defined in the Code, of the CFC even if they do not receive actual distributions. Consequently, any U.S. Holders who are also U.S. Shareholders may be required to include in their U.S. federal taxable income their pro rata share of our (or our subsidiaries’) subpart F income, investments in United States property or GILTI, regardless of the amount of cash distributions received. Pyxis believes that its time charter income will not be treated as passive rental income, but there can be no assurance that the IRS will accept this position.

In the case where Pyxis is a CFC, to the extent that Pyxis’ distributions to a U.S. Holder who is also a U.S. Shareholder are attributable to prior inclusions of subpart F income, investments in United States property or GILTI of such U.S. Holder, such distributions generally are not required to be reported as additional income of such U.S. Holder.

Whether or not Pyxis or a subsidiary will be a CFC will depend on the identity of the stockholders of Pyxis during each taxable year of Pyxis. As of its last completed offering of common stock, Pyxis did not believe that it would be a CFC.

If Pyxis and/or one or more of its subsidiaries is a CFC, certain burdensome U.S. federal income tax and administrative requirements would apply to U.S. Holders that are U.S. Shareholders, but such U.S. Holders generally would not also be subject to all of the requirements generally applicable to owners of a PFIC. For example, a U.S. Holder that is a U.S. Shareholder will be required to annually file IRS Form 5471 to report certain aspects of its indirect ownership of a CFC or IRS Form 8858 to report in respect to the disregarded entities through which Pyxis holds its vessels. U.S. Holders should consult with their own tax advisors as to the consequences to them of being a U.S. Shareholder in a CFC.

Sale, Exchange or Other Disposition of Common Stock

A U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such common stock. Assuming Pyxis does not constitute a PFIC for any taxable year, this gain or loss will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

U.S. Federal Income Taxation of Non-U.S. Holders

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on dividends paid in respect of Pyxis’ common stock or on gains recognized in connection with the sale or other disposition of the common stock provided that the Non-U.S. Holder makes certain tax representations (1) regarding the identity of the beneficial owner of the common stock, (2) that such dividends or gains are not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business or are not attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that such Non-U.S. Holder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis) and (3) that, with respect to gain recognized in connection with the sale or other disposition of the common stock by a non-resident alien individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition. In the second case, the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (other than with respect to the Medicare Tax described below). In the third case, the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the amount by which such Non-U.S. Holder’s U.S.-source capital gains exceed such non-U.S. Holder’s U.S.-source capital losses. If you are a corporate non-U.S. Holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

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Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts are required to pay a 3.8% Medicare surtax on all or part of that holder’s “net investment income,” which includes, among other items, dividends on, and capital gains from the sale or other taxable disposition of, common stock, subject to certain limitations and exceptions. Prospective investors should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the common stock.

Backup Withholding and Information Reporting

Information reporting to the IRS may be required with respect to payments on Pyxis’ common stock and with respect to proceeds from the sale of the common stock. With respect to Non-U.S. Holders, copies of such information returns reporting may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of any applicable income tax treaty or exchange of information agreement. A “backup” withholding tax (currently at a 24% rate) may also apply to those payments if a non-corporate holder of the common stock fails to provide certain identifying information (such as the holder’s taxpayer identification number or an attestation to the status of the holder as a Non-U.S. Holder), such holder is notified by the IRS that he or she has failed to report all interest or dividends required to be shown on his or her federal income tax returns or, in certain circumstances, such holder has failed to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying under penalties of perjury their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable. A Non-U.S. Holder should consult his or her own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.

U.S. Holders of common stock may be required to file forms with the IRS under the applicable reporting provisions of the Code. For example, such U.S. Holders may be required, under Sections 6038, 6038B and/or 6046 of the Code, to supply the IRS with certain information regarding the U.S. Holder, other U.S. Holders and Pyxis if (1) such person owns at least 10% of the total value or 10% of the total combined voting power of all classes of shares entitled to vote or (2) the acquisition, when aggregated with certain other acquisitions that may be treated as related under applicable regulations, exceeds $100,000. In the event a U.S. Holder fails to file a form when required to do so, the U.S. Holder could be subject to substantial tax penalties.

If a stockholder of Pyxis is a Non-U.S. Holder and sells his or her common stock to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless the stockholder certifies that he or she is not a U.S. person, under penalty of perjury, or he or she otherwise establishes an exemption. If a stockholder of Pyxis is a Non-U.S. Holder and sells his or her common stock through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such stockholder outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to a stockholder outside the United States, if the stockholder sells his or her common stock through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that the stockholder is not a U.S. person and certain other conditions are met, or the stockholder otherwise establishes an exemption.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s U.S. federal income tax liability, if any), provided that appropriate returns are filed with and certain required information is furnished to the IRS in a timely manner.

Information with Respect to Foreign Financial Assets

In addition, a U.S. Holder that is an individual (and, to the extent provided in future regulations, an entity), may be subject to certain reporting obligations with respect to Pyxis’s common stock if the aggregate value of these and certain other “specified foreign financial assets” exceeds $50,000. If required, this disclosure is made by filing IRS Form 8938 with the IRS. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation to file annually FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) as a result of holding Pyxis’ common stock. U.S. Holders are thus encouraged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their ownership and disposition of Pyxis’ common stock.

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Non-U.S. Tax Consequences

The following discussion is the opinion of Seward & Kissel LLP as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because Pyxis does not, and Pyxis does not expect that it will, conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Republic of the Marshall Islands law you will not be subject to Republic of the Marshall Islands taxation or withholding on distributions, including upon a return of capital, Pyxis makes to you as a stockholder. In addition, you will not be subject to Republic of the Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common stock, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to the common stock.

Pyxis encourages each U.S. Holder and Non-U.S. Holder to consult with his, her or its own tax advisor as to the particular tax consequences to it of holding and disposing of Pyxis’ common stock, including the applicability of any federal, state, local or foreign tax laws and any proposed changes in applicable law.

In particular, it is the responsibility of each stockholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Republic of the Marshall Islands, of his or her investment in Pyxis. Accordingly, each prospective stockholder is urged to consult, and depend upon, his or her tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each stockholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of him or her.

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SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands as a corporation. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

Most of our directors and officers and those of our controlled affiliates are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside of the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

In addition, there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (1) recognize or enforce against us or our directors and officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us or our directors and officers or those of our controlled affiliates in original actions brought in the Republic of the Marshall Islands based on these laws.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Jones Day, New York, New York, will pass upon certain legal matters for us with respect to the offering of our securities. Unless otherwise stated in any applicable prospectus supplement, the validity of shares of our equity securities and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Seward & Kissel LLP, New York, New York. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Pyxis Tankers Inc. appearing in Pyxis Tankers Inc.’s Annual Report (Form 20-F) for the fiscal year ended December 31, 2016 (including schedule appearing therein) have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is Chimarras 8B, 151 25 Maroussi, Greece.

The section in Pyxis Tankers Inc.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016 titled “Information on the Company—Business Overview—The International Product Tanker Shipping Industry” has been prepared by Drewry Shipping Consultants Ltd., our industry expert, who has confirmed to us that such section accurately describes the international tanker market. The address of Drewry Shipping Consultants Ltd. is 15-17 Christopher Street, London EC2A 2BS, United Kingdom.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. We will file a Form 20-F annual report with the SEC within four months following the end of our fiscal year. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 28, 2017;

●	all subsequent Annual Reports on Form 20-F filed with the SEC prior to the termination of this offering;

●	our Reports on Form 6-K filed with the SEC on November 9, 2017, December 8, 2017, December 19, 2017 and January 2, 2018;

●	all subsequent Reports on Form 6-K filed with the SEC prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

●	the description of our capital stock as described in our Registration Statement on Form 8-A filed on October 28, 2015, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

A copy of any statement of eligibility of trustee on Form T-1 will be filed by post-effective amendment or by incorporation by reference to documents filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our internet website at www.pyxistankers.com, or by writing or calling us at the following address:

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125

Greece

+30 210 638 0200

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document. The information contained in our website is not part of this prospectus.

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus or any prospectus supplement, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

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Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

U.S. Securities and Exchange Commission registration fee	$13,565
FINRA filing fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing costs	*
Transfer agent fees	*
NASDAQ listing fee	*
Miscellaneous	*
Total	$13,565

* To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

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$2,300,000

PROSPECTUS SUPPLEMENT

Noble Capital Markets

March 30, 2018